UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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ProPetro Holding Corp.

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ProPetro Holding Corp.
1706 S. Midkiff
Midland, Texas 79701
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 22, 2020

Dear Stockholders:
We cordially invite you to attend the 2020 annual meeting of stockholders of ProPetro Holding Corp., a Delaware corporation (“ProPetro,” “we,” “our” or the “Company”) to be held October 22, 2020 at 10:00 a.m. (Central time). In light of the public health impact of the coronavirus, or COVID-19, outbreak and taking into account federal, state and local guidance that has been issued, ProPetro has determined that the annual meeting will be held in a virtual-only meeting format, with log-in beginning at 9:45 a.m. (Central time). At the meeting, we will ask stockholders to:
1.
Elect the seven directors named in the proxy statement to the Board of Directors;

2.
Approve on an advisory basis our named executive officers’ compensation;

3.
Approve the ProPetro Holding Corp. 2020 Long Term Incentive Plan (the “2020 LTIP”);

4.
Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

5.
Transact any other business as may properly come before the meeting.

Stockholders who owned our common stock at the close of business on August 26, 2020 are entitled to notice of, and to vote at, the annual meeting, or any continuation, postponement or adjournment thereof. A stockholders’ list will be available at our offices at 1706 S. Midkiff, Midland, Texas 79701 for a period of ten days prior to the meeting.
The Stockholder Meeting will be completely virtual and conducted via live audio webcast because of the public health impact of the COVID-19 pandemic to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the Stockholder Meeting by first registering at http://viewproxy.com/propetro/2020. You will receive a meeting invitation by email with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions. We believe that hosting a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and the Company. You may vote during the meeting by following the instructions that will be available on the virtual meeting website during the meeting.
If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the annual meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2020 annual meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.viewproxy.com/propetro/2020. On the day of the annual meeting, you may only vote during the meeting by emailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.
Your vote is important. Regardless of whether you plan to attend the virtual meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.
By order of the Board of Directors,
Newton W. Wilson III
General Counsel and Corporate Secretary
September 8, 2020
YOUR VOTE IS IMPORTANT
Your vote is important. We urge you to review the accompanying proxy statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

ProPetro Holding Corp.
1706 S. Midkiff
Midland, Texas 79701
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
Our Board of Directors (the “Board”) is soliciting proxies for the 2020 annual meeting of stockholders to be held on October 22, 2020 at 10:00 a.m. (Central Time), via a virtual-only meeting format, and at any continuations, adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
We will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of us, without additional compensation, personally or by telephone. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
This proxy statement and our Annual Report on Form 10-K to stockholders for the year ended December 31, 2019 will be mailed on or about September 8, 2020 to our stockholders on the record date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON OCTOBER 22, 2020
This proxy statement and our 2019 Annual Report on Form 10-K to stockholders are each available at http://www.viewproxy.com/propetro/2020. Stockholders may receive directions to attend the virtual meeting by calling 1 (866) 612-8937.
QUESTIONS AND ANSWERS
Q:
Who can attend and vote at the meeting?

A:
The Board set August 26, 2020 as the record date for the meeting. You can attend and vote at the meeting if you were a holder of our common stock at the close of business on the record date, August 26, 2020, or if you are a holder of a valid proxy for the meeting.

Q:
How do I attend the meeting?

A:
To attend the annual meeting, you must register in advance at http://www.viewproxy.com/propetro/2020 by October 20, 2020 at 11:59 pm.

Stockholders of Record. If you are a stockholder of record or an appointed proxyholder of a stockholder of record, follow the instructions on the meeting website and enter the 11-digit control number found on your proxy card or voting instruction form you previously received along with the meeting password in order to be admitted to the meeting. You may vote during the meeting by following the instructions that will be available on the virtual meeting website during meeting.
Beneficial Holders. If you are a beneficial holder, meaning you hold your shares through a broker, bank or other nominee, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the annual meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2020 annual meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.viewproxy.com/propetro/2020. You may only vote during the meeting by emailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

If you experience any technical difficulties during the check-in time or during the annual meeting or trouble accessing the annual meeting’s website, please call (US) 1 (866) 612-8937 or (international) 1 (973) 873-7684.
Q:
What proposals will be voted on at the meeting?

A:
Four proposals are scheduled to be voted upon at the meeting. At the meeting we will ask stockholders to:

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Elect the seven directors named in this proxy statement as members of the Board to serve until our 2021 annual meeting of stockholders;

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Approve on an advisory basis our named executive officers’ compensation;

•
Approve the 2020 LTIP; and

•
Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Q:
Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
As permitted by the rules of the United States Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our 2019 annual report to stockholders available electronically via the Internet. On or about September 8, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2019 annual report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2019 annual report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Q:
How do I cast my vote?

A:
We recommend that stockholders vote by proxy even if they plan to attend the virtual annual meeting and vote during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:

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by Telephone — You can vote by telephone by calling 1-866-804-9616 and following the instructions on the proxy card; or

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by Internet — You can vote over the Internet at www.AALVote.com/PUMP by following the instructions on the Internet Notice or proxy card; or

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by Mail — You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on October 21, 2020.
In the event that you submit a proxy but do not indicate any voting instructions, your shares will be voted as recommended by the Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any continuation, postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting other than the proposals noted herein.
If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the voting instruction card in the addressed, postage paid envelope provided by your broker, bank or other nominee.

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on “routine” matters, but not on non-routine matters. The only “routine” matter to be voted upon at the meeting is the ratification of the appointment of independent auditors.
Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of directors, the non-binding advisory vote on our executive officer compensation or the approval of the 2020 LTIP unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each proposal for further information.
If you hold shares through a broker, bank or other nominee and wish to be able to vote during the meeting, you must obtain a legal proxy from your broker, bank or other nominee and provide such legal proxy during registration, and you will be assigned a virtual control number in order to vote your shares during the annual meeting. You may only vote during the meeting by emailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.
Q:
Can I revoke or change my proxy?

A:
Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our General Counsel and Corporate Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the virtual meeting and voting during the meeting, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting during the virtual meeting if you obtain a legal proxy as described above.

Q:
How does the Board recommend I vote on the proposals?

A:
The Board recommends you vote (i) “FOR” each of the seven nominees named in this proxy statement to our Board, (ii) “FOR” the advisory approval of our named executive officers’ compensation, (iii) “FOR” the approval of the 2020 LTIP and (iv) “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Q:
Can I ask questions before or during the annual meeting?

A:
Stockholders who wish to submit a question in advance may do so at http://viewproxy.com/propetro/2020. Stockholders also may submit questions live during the annual meeting. The Company is committed to transparency. All questions received before or during the annual meeting, and the Company’s responses, will be posted to our Investor Relations website at https://ir.propetroservices.com/ promptly after the annual meeting. Personal details may be omitted for data protection purposes. If we receive substantially similar questions, we may group these questions together and provide a single response to avoid repetition.

Q:
Who will count the vote?

A:
The inspector of election will count the vote. Alliance Advisors will act as the inspector of election.

Q:
What is a “quorum?”

A:
A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present online or represented by proxy. A stockholder will be considered present at the virtual annual meeting by logging in to the annual meeting using their unique control number and meeting password or by appointing a proxy. Your shares will be counted for purposes of determining if there is a quorum if you are present and vote during the meeting; or have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction card by mail.
Votes withheld, abstentions and broker non-votes (discussed below) are counted as present and entitled to vote for purposes of determining a quorum.
Q:
What happens if there is not a quorum at the meeting?

A:
Pursuant to our bylaws, the meeting may be adjourned by a majority of the shares represented at the meeting to reconvene at the same or some other place. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjournment shall be given to each stockholder of record entitled to vote at the meeting. If the adjournment is for less than 30 days, no additional notice will be delivered.

Q:
What is an abstention and how will votes withheld and abstentions be treated?

A:
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the advisory approval of our named executive officers’ compensation, the approval of the 2020 LTIP and the ratification of the appointment of our independent registered public accounting firm, represent a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors. Abstentions have the effect of a vote “AGAINST” in the case of the advisory approval of our named executive officers’ compensation, the approval of the 2020 LTIP and the ratification of the appointment of our independent registered public accounting firm.

Q:
What are broker non-votes and how will they be treated?

A:
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, the advisory approval of our named executive officers’ compensation and the approval of the 2020 LTIP. Broker non-votes will have no effect on the election of directors, the approval of the 2020 LTIP or the advisory approval of our named executive officers’ compensation.

Q:
What vote is required to approve each item?

A:
The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1 — Election of members of the Board.	The plurality of the votes cast. This means that the seven nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.
Proposal 2 — Approval on an advisory basis of our named executive officers’ compensation.	The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, online or by proxy, and entitled to vote.
Proposal 3 — Approval of the 2020 LTIP	The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, online or by proxy, and entitled to vote.
Proposal 4 — Ratification of appointment of independent registered public accounting firm.	The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, online or by proxy, and entitled to vote.

Q:
What does it mean if I get more than one Internet Notice or more than one set of proxy materials?

A:
Your shares are probably registered in more than one account. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Q:
How many votes can I cast?

A:
On all matters you are entitled to one vote per share of common stock that you held as of the record date.

Q:
Where can I find the voting results of the meeting?

A:
The preliminary voting results will be announced at our annual meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of our annual meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
At the 2020 annual meeting, seven directors are to be elected. All nominees are currently directors. Each director is to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. Directors hold office until their successors have been elected or qualified or until their earlier death, resignation, removal or disqualification. The following table shows information for the directors as of August 26, 2020.
The nominees have consented to being nominated and have expressed their intention to serve if elected. We believe that the nominees possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for the nominees in their biographies below. We have no reason to believe that the nominees will be unable to serve if elected to office, and, to our knowledge, the nominees intend to serve the entire term for which election is sought. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting.
In 2018, we entered into an investor rights agreement (the “Investor Rights Agreement”) with an affiliate of Pioneer Natural Resources Company (“Pioneer”) that provides Pioneer certain rights to designate nominees for election to the Board. Under the Investor Rights Agreement, Pioneer was granted (i) the one-time right to designate an independent director to the Board and (ii) the right to designate a non-independent director to the Board for so long as a certain affiliate of Pioneer owns 5% or more of our outstanding common stock. Pioneer has designated Mark S. Berg, as the non-independent director, and previously designated Royce W. Mitchell as the independent director. Mr. Mitchell resigned from the Board in July 2019 and Pioneer has no further rights to designate an independent director to the Board.
Nominees
All of the current members of the Board are listed in the following table, and certain information concerning those directors follows the table:
Name	Age	Position with ProPetro Holding Corp.	Director Since
Phillip A. Gobe(1)	67	Chief Executive Officer and Chairman of the Board	2019
Spencer D. Armour III(2)	66	Director	2013
Mark S. Berg	62	Director	2019
Anthony J. Best(3)(4)(5)(6)	70	Lead Independent Director	2018
Michele V. Choka(4)(7)(8)	60	Director	2020
Alan E. Douglas(3)(7)	61	Director	2017
Jack B. Moore(3)(4)(7)(9)	66	Director	2017

(1)
Mr. Gobe was appointed to the Board as a director and Chairman of the Board on July 11, 2019 and was subsequently appointed to the role of Executive Chairman and principal executive officer on October 3, 2019. On March 13, 2020, Mr. Gobe assumed role of Chief Executive Officer and Chairman of the Board.

(2)
Mr. Armour resigned as Chairman of the Board effective July 11, 2019, but remains a member of the Board.

(3)
Member of the Audit Committee.

(4)
Member of the Compensation Committee.

(5)
Lead Independent Director of the Board, effective October 3, 2019.

(6)
Chairman of the Audit Committee.

(7)
Member of the Nominating and Corporate Governance Committee.

(8)
Chairman of the Compensation Committee.

(9)
Chairman of the Nominating and Corporate Governance Committee.

Phillip A. Gobe
Phillip A. Gobe began serving as our Chairman of the Board in July of 2019. Mr. Gobe has served as Chief Executive Officer since March 13, 2020 and prior to that as our Executive Chairman since October 2019. Mr. Gobe has served as a director of Pioneer Natural Resources Company (“Pioneer”) since July 2014. Mr. Gobe also serves as a director of Pantheon Resources plc and previously served as a director of Scientific Drilling International and Pioneer Southwest Energy Partners L.P. Mr. Gobe joined Energy Partners, Ltd. as Chief Operating Officer in December 2004 and became President in May 2005, and served in those capacities until his retirement in September 2007. Mr. Gobe also served as a director of Energy Partners, Ltd. from November 2005 until May 2008. Prior to that, Mr. Gobe served as Chief Operating Officer of Nuevo Energy Company from February 2001 until its acquisition by Plains Exploration & Production Company in May 2004. Prior to that time, he held numerous operations and human resources positions with Vastar Resources, Inc. and Atlantic Richfield Company and its subsidiaries. Mr. Gobe has a Bachelor of Arts degree from the University of Texas and a Master of Business Administration degree from the University of Louisiana in Lafayette. Mr. Gobe’s extensive experience in the energy industry, including service as a director to public corporations in the industry, make him well suited to serve as Chief Executive Officer and Chairman of the Board of Directors.
Spencer D. Armour III
Spencer D. Armour III has served as a member of our Board since February 2013. Mr. Armour has over 30 years of executive and entrepreneurial experience in the energy services industry. Mr. Armour served as President of PT Petroleum LLC in Midland, Texas from 2011 to 2018. He was the Vice President of Corporate Development for Basic Energy Services, Inc. from 2007 to 2008, which acquired Sledge Drilling Corp., a company Mr. Armour co-founded and served as Chief Executive Officer from 2005 to 2006. From 1998 through 2005, he served as Executive Vice President of Patterson-UTI Energy, Inc., which acquired Lone Star Mud, Inc., a company Mr. Armour founded and served as President from 1986 to 1997. He currently serves on the board of Viper Energy Partners, LP and the board of CES Energy Solutions Corp. Mr. Armour received a B.S. in Economics from the University of Houston in 1977 and served on the University of Houston System Board of Regents from 2011 until 2018. We believe that Mr. Armour’s extensive experience in the energy services industry and his deep knowledge of industry dynamics within the Permian Basin make him well suited to serve as a director.
Mark S. Berg
Mark. S. Berg has served as a member of our Board since February 2019, and he was appointed to the Board by Pioneer pursuant to the Investor Rights Agreement. Mr. Berg currently serves as the Executive Vice President, Corporate Operations for Pioneer, where he serves on the Management Committee and oversees Business Development, Land, Water Management and Well Services, Government Affairs and Corporate Communications, Environmental and Sustainable Development and Facilities. Mr. Berg has fifteen years of experience with Pioneer in various roles, including as Executive Vice President & General Counsel from April 2005 to January 2014, Executive Vice President, Corporate from January 2014 to August 2015, and as Executive Vice President, Corporate/Vertically Integrated Operations until assuming his current role. He began his career in 1983 with the Houston-based law firm Vinson & Elkins L.L.P. and served as a partner from 1990 through 1997. He served as Executive Vice President, General Counsel and Secretary of American General Corporation, a Fortune 200 diversified financial services company, from 1997 through 2001. Subsequent to the sale of American General to American International Group, Mr. Berg was appointed Senior Vice President, General Counsel and Secretary of Hanover Compressor Company, a NYSE company specializing in natural gas compression and processing. Mr. Berg received his Juris Doctor, with honors, from the University of Texas School of Law, and graduated magna cum laude and Phi Beta Kappa with a Bachelor of Arts in Public Policy from Tulane University. Mr. Berg served as a member of the board of directors of HighPoint Resources Corporation from March 2018 to June 2020. We believe that

Mr. Berg’s experience in significant management roles with Pioneer and his broad experience in the energy industry make him well suited to serve as a director.
Anthony J. Best
Anthony J. Best has served as a member of our Board since January 2018 and was elected to serve as Lead Independent Director in October 2019. Mr. Best has over 40 years of experience in the energy industry. Mr. Best is currently the Chairman of the board of Newpark Resources, is a director on the board of one Quantum Energy Partners (“Quantum”) portfolio company, ExL Petroleum, and has served as a Senior Advisor for Quantum since August 2015. Prior to joining Quantum, Mr. Best served in various roles with SM Energy Company, commencing in 2006 as its President and Chief Operating Officer, and as its Chief Executive Officer from February 2007 through January 2015. From 2003 to 2005, Mr. Best served as President and Chief Executive Officer of Pure Resources, Inc., a Unocal development and exploration company. From 2000 to 2003, Mr. Best served as an independent consultant offering leadership and oil and gas consultation to energy companies and volunteer organizations, and from 1979 through 2000, Mr. Best served in various roles of increasing responsibility at Atlantic Richfield Company, culminating in the position of President, ARCO Latin America. Mr. Best holds a Master of Science in Engineering Management from the University of Alaska, and a Bachelor of Science in Mechanical Engineering from Texas A&M University. Prior to beginning his business career, Mr. Best served five years as an engineering officer in the United States Air Force. We believe that Mr. Best’s experience in significant management roles with companies operating in the Permian Basin and his broad experience in the energy industry make him well suited to serve as a director.
Michele V. Choka
Michele V. Choka was appointed to our Board in February 2020. Ms. Choka previously served as Vice President, Human Resources at HighPoint Resources Corporation, a successor to the Bill Barret Corporation, a development and exploratory property company, from August 2010 to September 2019. Ms. Choka previously was employed at Level 3 Communications, Inc., an international communications company, starting in 2006 and ultimately as Group Vice President of Human Resources up to January 2010. Ms. Choka was also previously employed at Sun Microsystems, Inc., a computer networking company, in a variety of positions, and held senior human resource and compensation positions at Storage Technology Corporation, a data management and storage company; Electronic Data Systems Corporation, a global technology services company; and JP Morgan, a global financial services firm. Prior to joining JP Morgan, Ms. Choka served in an accounting position as a Regional Controller for the Eastern Region at Sony Corporation of America. Ms. Choka also served on the board and various committees, which included her position as Chair of the Compensation Committee, of Callidus Software Inc., a publicly-traded cloud-based software company, from September 2005 to February 2017 and Chair of the Compensation Committee and as a member of the Audit Committee, of Boingo Wireless Inc., a publicly-traded Wi-Fi company since February 2019. Ms. Choka holds a B.A. in East Asian Studies and Economics from Wesleyan University. We believe that Ms. Choka is well suited to serve as a director based on her executive leadership experience in human resources and accounting and public company board and committee experience.
Alan E. Douglas
Alan E. Douglas has served as a member of our Board since March 2017. Mr. Douglas is a shareholder of Johnson, Miller & Co. where he has worked for 25 years. Mr. Douglas is a Certified Public Accountant with over 37 years of experience in accounting and audit activities. Prior to joining Johnson, Miller & Co., Mr. Douglas was a Certified Public Accountant at KPMG LLP for twelve years. Mr. Douglas received a B.B.A. in accounting from Texas Tech University. We believe that Mr. Douglas’s extensive accounting and auditing experience make him well suited to serve as a director.
Jack B. Moore
Jack B. Moore has served as a member of our Board since March 2017. Mr. Moore most recently served as President and Chief Executive Officer of Cameron International Corporation from April 2008 to October 2015 and served as Chairman of the Board of Cameron from May 2011 until it was acquired by

Schlumberger in 2016. Mr. Moore served as President and Chief Operating Officer of Baker Hughes Incorporated, where he was employed for over 20 years. Mr. Moore currently serves on the board of directors of Occidental Petroleum Corporation, KBR Inc., and the University of Houston System Board of Regents and actively serves in leadership positions with the American Heart Association and Memorial Assistance Ministries. Mr. Moore is a graduate of the University of Houston with a B.B.A degree and attended the Advanced Management Program at Harvard Business School. We believe that Mr. Moore’s wealth of experience in the oilfield service sector, including service as a director and executive officer to various public corporations in the sector make him well suited to serve as a director.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the seven nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Board Recommendation
Our Board recommends a vote “FOR” each of the seven director nominees named above.

CORPORATE GOVERNANCE
Director Independence
The majority of the members of the Board, at any given time, must qualify as “independent” under the rules of the NYSE.
Our Board has undertaken a review of the independence of each of our director nominees and has affirmatively determined that each of Messrs. Best, Douglas and Moore and Ms. Choka are “independent,” as defined by the NYSE rules. Under the NYSE rules, a director can be independent only if (a) the director does not trigger a categorical bar to independence and (b) our Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).
Based on information provided by the director nominees concerning their background, employment and affiliations, our Board has determined that these directors do not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making this determination, our Board considered the current and prior relationships that each of the directors has with us, and all other facts and circumstances our Board deemed relevant in determining independence, including any beneficial ownership of our capital stock by each of the directors.
Board Leadership Structure
Our Board has adopted our Corporate Governance Guidelines, which are available on our website, www.propetroservices.com in the “Corporate Governance” subsection of the “Investors” section. Our Corporate Governance Guidelines provide that if the Chairman of the Board is a member of management or does not otherwise qualify as independent, the independent directors may elect a lead independent director. At present, the Board has chosen to combine the positions of Chairman and Chief Executive Officer. While the Board believes it is important to retain the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be separated or combined in one individual, the Board believes that Mr. Gobe is the individual with the necessary experience, commitment and support of the other members of the Board to effectively carry out the role of Chairman.
The Board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives and clearer accountability for the Company’s success or failure. Moreover, the Board believes that combining the Chairman and Chief Executive Officer positions does not impede independent oversight of the Company, particularly given the designation of a Lead Independent Director as discussed below. In addition, four of the seven members of the Board are independent under NYSE listing standards.
In October 2019, the Board designated Mr. Best, an independent director, to serve as the Lead Independent Director. In this capacity Mr. Best provides, in conjunction with the Chairman, leadership and guidance to the Board. The Lead Independent Director responsibilities are as follows:
•
Preside over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors.

•
Approve Board meeting schedules and agendas.

•
Act as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board.

Interested parties who wish to communicate with the Board, its committees, the Chairman, the Lead Independent Director or any other individual director should follow the procedures described below under “Communication with our Board of Directors.”
To facilitate candid discussion among the Company’s directors, the non-management directors meet in executive session in conjunction with each regular board meeting and as otherwise determined by the Lead Independent Director. In addition, at least once a year, the non-management directors who are independent under NYSE listing standards meet in executive session in conjunction with a regular board meeting.

Board of Directors and Risk Oversight
In the normal course of business, we are exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates, political risks and credit and investment risk. The Board oversees our strategic direction, and in doing so considers the potential rewards and risks of our business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals. The Audit Committee assists the Board in fulfilling its oversight responsibilities by monitoring the effectiveness of our systems of financial reporting, auditing, internal controls and legal and regulatory compliance. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Compensation Committee assists the Board in fulfilling its oversight responsibilities by overseeing our compensation policies and practices. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Communicating with our Board of Directors
Stockholders and other interested parties may communicate with our Board by writing to: ProPetro Holding Corp., P.O. Box 873, Midland, Texas 79702, Attention: General Counsel and Corporate Secretary. Stockholders may submit their communications to the Board, the independent directors, any committee of the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Stockholder Communication with Directors” and clearly identifying the intended recipient(s) of the communication.
Our General Counsel and Corporate Secretary will review each communication and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, our General Counsel and Corporate Secretary may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.
Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, our policies or our Code of Ethics & Conduct.
Annual Meeting Attendance
While the Company does not have a specific policy about director attendance at annual meetings of stockholders, all directors are expected to attend meetings of the Board (and any committees thereof on which they serve) either in person or telephonically unless exigencies prevent them from attending. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she has been a director) and (2) the total number of meetings of committees of the Board on which he or she served (during the periods that he or she served). Our non-employee directors meet at regularly scheduled executive sessions presided over by our Lead Independent Director. Additionally, our independent directors meet at least once a year without members of management or non-independent directors present. All of our directors who were members of the Board at the time of our 2019 annual meeting of stockholders attended the meeting.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2019, the Compensation Committee was initially comprised of Steven Beal, Pryor Blackwell and Mr. Best. In connection with the resignation of Mr. Beal, an evaluation of committee assignments by our Nominating & Corporate Governance Committee in July 2019 was performed, and our committee memberships were modified and Messrs. Best, Moore and Blackwell were appointed to and served on the Compensation Committee for the remainder of 2019. No executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. During the fiscal year ended December 31, 2019, Mr. Blackwell was the indirect beneficiary of certain transactions with the Company in which the amount involved exceeded $120,000. Mr. Blackwell stepped down from the Compensation Committee in connection with his resignation from the Board on July 6, 2020, and Ms. Choka was appointed to serve as committee chair. See “Other Matters.”
Board and Committee Activity and Structure
Our Board is governed by our certificate of incorporation, bylaws, the Investor Rights Agreement, charters of the standing committees of the Board and the laws of the State of Delaware.
On December 31, 2018, we entered into the Investor Rights Agreement with an affiliate of Pioneer. The Investor Rights Agreement provides that Pioneer will be granted (i) the one-time right to designate an independent director to the Board and (ii) the right to designate a non-independent director to the Board for so long as Pioneer owns 5% or more of the Company’s outstanding common stock.
During 2019, our Board held twelve meetings. There are currently three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Members serve on these committees until their resignation or until as otherwise determined by our Board. The composition of the Board committees complies with the applicable rules of the NYSE and applicable law. Our Board has adopted a written charter for each of the standing committees, which can be found in the “Corporate Governance” subsection of the “Investors” section of our website at www.propetroservices.com.
In addition to the above governing documents, our Code of Ethics & Conduct that applies to all of our employees, as well as each member of the Board, can also be found in the “Corporate Governance” subsection of the “Investors” section of our website at www.propetroservices.com. The composition and responsibilities of each of the standing committees of our Board are as follows:
Audit Committee.   Our Audit Committee is comprised solely of “independent” directors, as defined under and required by the NYSE rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent registered public accounting firm. The oversight of our independent public accounting firm includes reviewing the plans and results of the audit engagement with the firm, approving any additional professional services provided by the firm and reviewing the independence of the firm. The Audit Committee is also responsible for discussing the effectiveness of the internal controls over financial reporting with our independent registered public accounting firm and relevant financial management. During the year ended December 31, 2019, the members of the Audit Committee, at various times, were Messrs. Beal, Best, Douglas, Gobe, Mitchell and Moore. Mr. Gobe ceased serving on the audit committee once he became an executive officer of the Company. In connection with the resignation of Mr. Beal and Mr. Mitchell, an evaluation of the committee assignments by our Nomination & Corporate Governance Committee was performed and at present the Audit Committee is comprised of Messrs. Best, Douglas and Moore. Mr. Best serves as committee chair. Our Board has determined that each of Messrs. Douglas and Moore qualify as an “audit committee financial expert,” as defined by the rules under the Exchange Act. The Audit Committee held six meetings in 2019.
Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee consists solely of “independent” directors, as defined under and required by NYSE rules. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying individuals qualified to become Board members; selecting or recommending director-nominees for each election of directors to the Board; developing and recommending criteria for selecting qualified director candidates to the Board; considering committee member qualifications, appointments and removals; recommending corporate governance principles, codes of conduct and compliance mechanisms; providing oversight in the evaluation of the Board and each committee thereof; and developing an appropriate succession plan for our chief executive officer pursuant to our Corporate Governance Guidelines. During the year ended December 31, 2019, the members of the Nominating and Corporate Governance Committee were Messrs. Blackwell, Douglas and Moore, with Mr. Moore serving as committee chair. In connection with her appointment to the Board, Ms. Choka was also appointed to the Nominating and Corporate Governance Committee, effective February 1, 2020. Mr. Blackwell stepped down from the Nominating and Corporate Governance Committee in connection with his resignation in July 2020. The Nominating and Corporate Governance Committee held three meetings in 2019.
Compensation Committee.   Our Compensation Committee consists solely of “independent” directors, as defined under and required by the NYSE rules and “non-employee directors” under Section 16 of the Exchange Act. The Compensation Committee is responsible for, among other things, overseeing the discharge of the responsibilities of the Board relating to compensation of the Company’s officers and directors. In carrying out these responsibilities, the Compensation Committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders. During the year ended December 31, 2019, the members of the Compensation Committee were Messrs. Beal, Best, Moore and Blackwell, with Mr. Blackwell serving as committee chair. Mr. Beal stepped down from the Compensation Committee in connection with his resignation in July 2019, and Ms. Choka was appointed to the Compensation Committee upon joining the Board in February of 2020. Mr. Blackwell stepped down from the Compensation Committee in connection with his resignation from the Board on July 6, 2020, and Ms. Choka was appointed to serve as committee chair. The Compensation Committee held eight meetings in 2019.
Role of the Board, Compensation Committee and our Executive Officers
Executive compensation decisions are typically made on an annual basis by the Compensation Committee with input from our Chief Executive Officer. Specifically, after reviewing relevant market data and surveys within our industry, our Chief Executive Officer typically provides recommendations to the Compensation Committee regarding the compensation levels for our existing named executive officers and our executive compensation program as a whole. Our Chief Executive Officer generally attends all Compensation Committee meetings. After considering these recommendations, the Compensation Committee typically meets in executive session and adjusts base salary levels and non-equity award targets. In addition, the Compensation Committee determines the achievement of non-equity Incentive Award Plan metrics and the amount of equity awards from the Incentive Award Plan to be granted to each of our named executive officers. In making executive compensation recommendations, our Chief Executive Officer considers each named executive officer’s performance during the year, the Company’s performance during the year, as well as comparable company compensation levels. While the Compensation Committee gives considerable weight to our Chief Executive Officer’s recommendations on compensation matters, the Compensation Committee has the final decision-making authority on all executive compensation matters.
Role of External Advisors
The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) in 2019 to assist the Compensation Committee and the Board in evaluating, designing and implementing compensation practices. For the year ended December 31, 2019, Meridian received $228,142 for the services it provided to our Compensation Committee.
The Compensation Committee reviews and assesses the independence and performance of its executive compensation consultant in accordance with applicable SEC and NYSE rules and regulations on an annual basis to confirm that the consultant is independent and meets all applicable statutory and regulatory requirements.
The Audit Committee engaged Brown Rudnick LLP (“Brown Rudnick”) to perform an internal review initially focused on the Company’s disclosure of agreements previously entered into with AFGlobal Corporation for the purchase of Durastim® hydraulic fracturing fleets and effective communications related thereto. The review was later expanded to, among other items, review expense reimbursements, certain transactions involving related parties or potential conflicts of interest, and certain transactions entered into by our former Chief Executive Officer. During the year ended December 31, 2019, the Company incurred approximately $15.7 million in costs associated with Brown Rudnick related to the internal review.

Director Nominations Process
The Nominating and Corporate Governance Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Nominating and Corporate Governance Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board. This assessment includes an evaluation of the nominee’s judgment and skills, such as experience at a strategy/policy setting level, financial sophistication, leadership and objectivity, all in the context of the perceived needs of the Board at that point in time. One of the director nominees, Mr. Berg, was not recommended for nomination by the Nominating and Corporate Governance Committee but rather was appointed pursuant to the Investor Rights Agreement.
In February 2019, the Board amended our Corporate Governance Guidelines to specifically take the diversity of a potential director nominee’s gender, race and ethnicity into account when considering candidates for the Board, and the Nominating and Corporate Governance Committee and the Board are committed to increasing Board diversity. Our Board believes that at a minimum all members of the Board should have the highest professional and personal ethics and values. In addition, each member of the Board must be committed to increasing stockholder value and should have enough time to carry out his or her responsibilities as a member of the Board.
Our Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o General Counsel and Corporate Secretary, P.O. Box 873, Midland, Texas 79702. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Director Compensation
On July 11, 2019, we approved the Amended and Restated ProPetro Holding Corp. Non-Employee Director Compensation Policy (the “Amended Director Compensation Policy”) such that each eligible non-employee director receives an annual cash retainer of $70,000. Further, the Chairperson of the Board receives an additional annual cash retainer of $50,000, and the Chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive an additional annual cash retainer of $15,000, $15,000 and $10,000, respectively. Also, pursuant to the Amended Director Compensation Policy, each non-employee director is eligible to receive an annual equity retainer with a grant date fair value of $140,000. All equity retainers consist of awards of restricted stock units (“RSUs”) that will vest in full on the earliest to occur of the first anniversary of the grant date, the day immediately preceding the first annual meeting of stockholders following the grant date, and the occurrence of a Change in Control, subject to continuous service through the applicable vesting date. The portion of the annual equity retainer that would have vested in the year following a non-employee director’s separation from service due to his or her death or disability will vest upon such separation from service. All annual retainers are pro-rated based on days of service for non-employee directors who join the Board during the applicable calendar year.
The equity retainer described above, which is generally granted to continuing members of the Board annually on the date of the Company’s meeting of stockholders, was granted to Mr. Gobe in connection with his appointment as Chairman of the Board, effective July 11, 2019, and was not pro-rated for his first year of service on the Board. The cash retainers described above, which are paid quarterly, were not pro-rated for Mr. Gobe for his first quarter of service on the Board. In addition to the annual retainers described above, Mr. Gobe received a $50,000 cash retainer and an equity retainer with a grant date fair value of $100,000 in connection with his appointment.
On February 1, 2020, we further amended the Amended Director Compensation Policy to include an additional annual cash retainer of $20,000 for the Lead Independent Director of the Board, to be pro-rated and paid to Mr. Best in 2020 for his service as Lead Independent Director of the Board during the fourth quarter of 2019. The members of the Board are also entitled to reimbursement of expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy.
The modifications to our director compensation program during 2019 and 2020 were intended to align our director compensation with that of our 2019 Compensation Peer Group (as defined below) and were made following the review of an analysis regarding director compensation at our 2019 Peer Group performed by Meridian.
The following table summarizes the compensation paid for services provided by our non-employee directors during 2019. Compensation received by Mr. Gobe for his service as both a director and as an executive officer of the Company is not included in the table below but is instead included in the tables entitled “Executive Compensation — Summary Compensation Table” and “Executive Compensation — Grants of Plan-Based Awards.”
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Spencer D. Armour III	73,831	139,992	213,823
Mark S. Berg(3)	—	—	—
Anthony J. Best	75,226	139,992	215,218
Pryor Blackwell	75,989	139,992	215,981
Alan E. Douglas	63,242	139,992	203,234
Jack B. Moore	73,242	139,992	213,234
Steven Beal	38,052	139,992	178,044
Royce W. Mitchell	27,044	139,992	167,036

(1)
Reflects annual cash retainer payments made pursuant to the Amended Director Compensation Policy. With respect to Mr. Armour, this amount includes pro-rated payments associated with his service as Chairman of the Board during 2019. With respect to Messrs. Best and Beal, this amount includes pro-rated payments associated with each director’s service as Chairman of the Audit Committee during 2019. Mr. Best’s payment also includes a pro-rated payment made to him in 2020 for his service as Lead Independent Director of the Board during the fourth quarter of 2019. The amount for Mr. Mitchell is similarly pro-rated for his service during the first through third quarters of 2019.

(2)
Reflects the grant date fair value of RSU awards on the date of grant computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 14 to the Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K.

The following table sets forth the aggregate number of outstanding stock awards and the aggregate number of outstanding stock option awards held by each of our non-employee directors on December 31, 2019. The aggregate number of Mr. Gobe’s outstanding awards is included in the table entitled “Executive Compensation — Outstanding Equity at 2019 Fiscal Year End.”

Name	Aggregate Number of Stock Awards (#)	Aggregate Number of Stock Option Awards (#)
Spencer D. Armour III	7,878	592,774
Mark S. Berg	—	—
Anthony J. Best	7,878	—
Pryor Blackwell(a)	7,878	—
Alan E. Douglas	7,878	—
Jack B. Moore	7,878	—
Steven Beal(a)	—	—
Royce W. Mitchell(a)	—	—

(a)
Messrs. Beal and Mitchell forfeited all outstanding and unvested equity awards (7,878 RSUs each) upon their resignations from the Board on July 11, 2019 and July 28, 2019, respectively. Mr. Blackwell also forfeited all outstanding and unvested equity awards (32,336 RSUs granted in 2020) upon his resignation from the Board on July 6, 2020.

(3)
Mr. Berg has elected not to be compensated for his service as a director.

Responsiveness to Current Economic Environment
In light of market conditions, effective April 1, 2020, the Board approved a 15% reduction in the annual cash retainers and annual equity retainers payable to the non-employee directors pursuant to the Amended Director Compensation Policy. The additional annual cash retainers payable to non-employee directors for their service as committee chairs or lead independent director were not reduced. The Board approved these reductions after reviewing market data and receiving advice from its independent compensation consultant, Meridian, regarding reductions in director compensation in the oilfield services industry as a result of current market conditions.
Non-Employee Director Stock Ownership Guidelines
We maintain a non-employee director stock ownership policy that is applicable to all of our eligible non-employee directors. Pursuant to this policy, each non-employee director is encouraged to hold, on and following the later of the fifth anniversary of (i) the closing of our initial public offering (“IPO”) and (ii) the non-employee director’s election or appointment to the Board, shares of our common stock or certain equity awards (valued based on the closing price of our common stock) with a value equal to or in excess of 300% of the non-employee director’s annual cash retainer, as such threshold may be amended by the Nominating and Corporate Governance Committee from time to time. Our IPO closed in 2017. As a result, each of the directors still have additional time to fulfill the ownership levels provided in the policy.
Stockholder Rights Plan
On April 10, 2020, the Board adopted a short-term stockholder rights plan (the “Rights Plan”). The Rights Plan provides for the issuance of one right for each outstanding share of our common stock held by stockholders of record on April 24, 2020. In general, the rights will become exercisable only if a person or group acquires beneficial ownership of 10% (or 20% in the case of certain passive investors) or more of our outstanding common stock or announces a tender or exchange offer that would result in such ownership. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount, or we may exchange each right held by such holders for one share of our common stock.
The Rights Plan will expire on March 31, 2021. The Rights Plan may also be terminated, or the rights may be redeemed, prior to the scheduled expiration of the Rights Plan under certain other circumstances. The full text of the Rights Plan was filed as an exhibit to the Company’s Form 8-K dated April 14, 2020.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists our Board in overseeing (i) the integrity of our consolidated financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of our independent auditor, and (v) the design and implementation of the Company’s internal audit function and the performance of the internal audit function after it has been established. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditor and our financial management. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The independent auditor reports directly to the Audit Committee.
Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control over financial reporting. Our independent auditor, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements.
The Audit Committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of our independent auditor. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.
The Audit Committee has met with our independent auditor and discussed the overall scope and plans for their audit. The Audit Committee met with the independent auditor to discuss matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board.
Our independent auditor also provided to the Audit Committee the written disclosures and the letter required by applicable standards of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditor its independence. When considering the independence of Deloitte & Touche LLP, the Audit Committee considered the non-audit services provided to the Company by the independent auditor and concluded that such services are compatible with maintaining the auditor’s independence.
The Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2019 with management and Deloitte & Touche LLP. Based on the Audit Committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent auditors, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K as filed with the SEC.
By the Audit Committee of the Board of Directors,
Anthony J. Best (Chair)
Alan E. Douglas
Jack B. Moore

Deloitte & Touche LLP Fees for Fiscal Years 2019 and 2018
The following table sets forth the fees incurred by us in fiscal years 2019 and 2018 for services performed by Deloitte & Touche LLP:
	Year Ended December 31,
	2019	2018
Audit Fees(1)	$2,842,660	$1,481,585
Audit-Related Fees(2)	2,960,884	—
All Other Fees(3)	204,621	49,359
Total Fees	$6,008,165	$1,530,944

(1)
Audit Fees include fees billed for professional services rendered for the audit of our annual consolidated financial statements, the audit of our system of internal control over financial reporting, the review of interim consolidated financial statements included in our quarterly reports, consents and comfort letters provided in connection with the filing of registration statements, other related services that are normally provided in connection with statutory and regulatory filings, and related out-of-pocket expenses.

(2)
Audit-Related Fees include fees billed for professional services rendered in connection with the expanded audit committee review, and related out-of-pocket expenses.

(3)
All Other fees consisted principally of fees for tax compliance and tax advice.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the Company’s independent registered public accounting firm’s audit fees, audit-related fees, tax fees and fees for other services. The Chairman of the Audit Committee has the authority to grant pre-approvals that are within the pre-approval policy and are presented to the Audit Committee at a subsequent meeting. For the year ended December 31, 2019, the Audit Committee approved 100% of the services described above under the captions “Audit Fees,” “Audit-Related Fees” and “All Other Fees”.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis (“CD&A”) describes our compensation practices and the compensation awarded to, earned by, or paid to each of our named executive officers (the “Named Executive Officers”) during the last completed fiscal year.
Named Executive Officers for 2019
For the year ended December 31, 2019, our Named Executive Officers consisted of the following:
Phillip A. Gobe(1)	Chief Executive Officer
Dale Redman(2)	Former Chief Executive Officer
Darin G. Holderness(3)	Chief Financial Officer
Jeffrey D. Smith(4)	Former Chief Administrative Officer
David Sledge	Chief Operating Officer
Newton W. “Trey” Wilson III(5)	General Counsel and Corporate Secretary
Mark Howell(6)	Former General Counsel and Corporate Secretary
Ian Denholm(7)	Former Chief Accounting Officer

(1)
Mr. Gobe was appointed as Executive Chairman and principal executive officer, effective as of October 3, 2019. He served in that position until his appointment as Chief Executive Officer, effective as of March 13, 2020.

(2)
Mr. Redman ceased to serve as principal executive officer on October 3, 2019 and resigned as Chief Executive Officer and a member of the Board on March 13, 2020.

(3)
Mr. Holderness was appointed to serve as Interim Chief Financial Officer as of October 3, 2019. The interim title was removed and he was appointed Chief Financial Officer effective April 10, 2020.

(4)
Mr. Smith served as Chief Financial Officer in 2019 until his appointment as Chief Administrative Officer on October 3, 2019. Mr. Smith was appointed as a Special Advisor to the Chief Executive Officer on March 13, 2020 and ceased serving as Chief Administrative Officer as of that date.

(5)
Mr. Wilson was appointed as General Counsel and Corporate Secretary, effective as of September 30, 2019.

(6)
Mr. Howell resigned as General Counsel and Corporate Secretary, effective as of September 29, 2019.

(7)
Mr. Denholm resigned as Chief Accounting Officer, effective as of October 3, 2019.

Compensation Philosophy and Overview
Our executive compensation program is designed to attract, motivate and retain the management talent that we believe is necessary to achieve our financial and strategic goals. Further, we believe that our executive compensation program should be appropriately tailored to balance short-term compensation with intermediate and long-term compensation that appropriately aligns the interests of our executives with the interests of our stockholders.
In establishing and evaluating our executive compensation programs, the Compensation Committee strives to achieve total compensation for our executives that reflects their individual contributions to the Company, responsibilities, duties and experience and is competitive with the companies with which we compete for executive talent.
Objectives of Our Compensation Program
Our compensation program is based on the following objectives:
Reward for Exceptional Performance and Accountability for Poor Performance.   Our Named Executive Officers should be rewarded for exceptional performance and held accountable for poor performance with respect to our annual and longer-term strategic goals. Our Named Executive Officers must work to achieve these goals in a manner that is consistent with our values and policies. We satisfy this objective by tying a significant portion of each Named Executive Officer’s compensation to the achievement of financial, strategic and operational goals based on both short- and long-term corporate performance measures while retaining sufficient flexibility to modify or clawback compensation if necessary. See “Annual Cash Incentive Awards” and “Long Term Equity Incentives” below.
Align Interests of Executives and Shareholders.   Compensation for our Named Executive Officers should align their interests with those of our shareholders. Our compensation program aligns pay to performance by making a substantial portion of total executive compensation variable, or “at-risk,” through an annual bonus program based on our performance goals and the granting of long-term incentive equity awards, which include time-vested restricted stock units and performance-based restricted stock units. As performance goals are met, not met or exceeded, executives are rewarded commensurately. Our Stock Ownership Guidelines also require each Named Executive Officer to retain significant ownership in the Company’s common stock such that they are invested in our success over the long-term along with our shareholders.
Flexibility to Respond to Changing Circumstances.   We are in a cyclical and volatile business. As a result, our Compensation Committee feels it is important to have a flexible compensation program that is responsive to unforeseen circumstances that arise mid-year. To meet this objective, the Compensation Committee retains discretion to increase or decrease the bonuses paid to each Named Executive Officer pursuant to the ProPetro Holding Corp. Senior Executive Incentive Plan (the “Annual Bonus Plan”) from the amount that would be indicated by the pre-established performance metrics if circumstances so warrant.
Industry Competitive.   Total executive compensation should be industry-competitive so that we can attract, retain and motivate talented executives with the experience and skills necessary for our success. We satisfy this objective by staying apprised, with the assistance of the Compensation Committee’s independent compensation advisor, of the amounts and types of executive compensation paid to similarly situated executives by companies with which we compete for executive talent as well as general industry trends and best practices.
Internally Consistent and Equitable.   Executive compensation should be internally consistent and equitable. We satisfy this objective by considering not only the compensation paid by our peer companies, but also our Named Executive Officers’ capabilities, levels of experience, tenures, positions, responsibilities and contributions when setting their compensation. Additionally, our Compensation Committee feels that our Named Executive Officers should have a larger proportion of their compensation at risk and tied to corporate performance because they are typically in a position to have a more direct impact on the achievement of our performance goals.
How We Make Compensation Decisions
Our Compensation Committee is responsible for establishing the elements, terms and target value of compensation paid or delivered to our Named Executive Officers but often consults the full Board with respect to material compensation actions. The Compensation Committee strives to develop a competitive, but not excessive, compensation program to recruit and retain Named Executive Officers that are among the most talented and experienced executives in our industry. An important element of the Compensation Committee’s decision making is compensation data produced by its independent compensation consultant, Meridian, including direct data from our peer group and proprietary data developed by Meridian. In addition, the Compensation Committee considers information provided by our executive officers in designing and implementing our executive compensation program. This data assists the Compensation Committee in evaluating appropriate compensation levels for each Named Executive Officer in relation to market practice and in designing an effective executive compensation program for the Company. The roles of Meridian and our executive officers in the Compensation Committee’s decision-making process are described more fully below.
Role of Compensation Consultant in Compensation Decisions
Since 2017, the Compensation Committee has retained Meridian as its independent compensation advisor. Meridian provides advice to and works with the Compensation Committee in designing and implementing the structure and mechanics of the Company’s executive compensation program as well as other matters related to officer, senior management, and director compensation and corporate governance. For example, Meridian regularly updates the Compensation Committee on regulatory changes impacting executive compensation, proxy advisor policies, and compensation-related risks. In addition, Meridian provides the Compensation Committee with relevant data, including market and peer-company compensation and performance surveys and information and advice regarding trends and developments in executive and director compensation practices in our industry. This information assists the Compensation Committee in making executive and director compensation decisions based on market pay levels and best practices.
Meridian reports directly and exclusively to the Compensation Committee and does not provide any other services to management, the Company or its affiliates. Meridian does not make compensation-related decisions for the Compensation Committee or otherwise with respect to the Company, and, while the Compensation Committee generally reviews and considers information and recommendations provided by Meridian, the Compensation Committee or the Board have the only authority to make compensation-related decisions for our Named Executive Officers. The Compensation Committee has the discretion to allow Meridian to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration. During 2019, and after taking into consideration the factors listed in Section 303A.05(c)(iv) of the “NYSE” Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Meridian, and that Meridian is independent from management. Other than Meridian, no other compensation consultants provided services to the Compensation Committee during 2019.
Role of Executive Officers in Compensation Decisions
In determining the compensation of our Named Executive Officers, the Compensation Committee considers the information and advice provided by Meridian, our corporate goals, historic and projected performance, the current economic and commodities environment, individual performance of our Named Executive Officers, and other relevant factors. With respect to the compensation of the Named Executive Officers other than our principal executive officer (initially in 2019, our Chief Executive Officer and, subsequently, our Executive Chairman), the Compensation Committee also considers the recommendations of our Chief Executive Officer or Executive Chairman. Additionally, in light of our Named Executive Officers’ integral role in establishing and executing the Company’s overall operational and financial objectives, the Compensation Committee requests that our Named Executive Officers provide the initial recommendations on the appropriate goals for the performance metrics used under our Annual Bonus Plan, and may choose to accept or modify these recommendations in its sole discretion. In addition, the Compensation Committee may invite any Named Executive Officer to attend Compensation Committee meetings to report on the Company’s progress with respect to the interim or final status of performance metrics. All Named Executive Officers are excluded from any decisions or discussions regarding their individual compensation.
Use of Peer Compensation Data
As part of its evaluation of the Company’s executive compensation practices, the Compensation Committee asked Meridian to establish a peer group of companies similar to us in industry, revenue and market capitalization and use data regarding compensation paid at each of those companies to assess competitive pay levels and executive compensation plan design.
Meridian and the Compensation Committee determined that as a result of the Company’s substantial growth since the establishment of its prior compensation peer group in 2017, changes to the Company’s compensation peer group were necessary in order to keep pay levels and pay practices aligned with the market. In late 2018, the Compensation Committee adjusted the peer group by removing several smaller and de-listed companies, and adding larger companies to the peer group in order to more appropriately reflect the Company’s financial performance and size. As a result, the Company’s peer group for purposes of aiding in establishing 2019 compensation levels (the “2019 Compensation Peer Group”) was comprised of the following companies:
Basic Energy Services, Inc.	C&J Energy Services, Inc.(1)	Calfrac Well Services Ltd.	Superior Energy Services, Inc.
Keane Group, Inc.(1)	FTS International Inc.	Patterson-UTI Energy Inc.	Helmerich & Payne, Inc.
Trican Well Service Ltd.	Liberty Oilfield Services, Inc.	Tetra Technologies, Inc.	Newpark Resources, Inc.
RPC, Inc.	Oceaneering International Inc.	Secure Energy Services, Inc.	Mammoth Energy Services, Inc.

(1)
On October 31, 2019, Keane Group, Inc. merged with C&J Energy Services, Inc. and changed its name to Nextier Oilfield Solutions Inc.

The Compensation Committee utilizes the assessment of market practices and competitive pay levels for purposes as one of many factors it considered when establishing compensation for our Named Executive Officers, certain other senior executives, and our directors but does not benchmark compensation to a specific percentile of compensation paid by our peers.
Elements of Compensation
Base Salary
As part of our executive compensation program, we pay a base salary to each of our executives in order to provide a consistent, minimum level of pay that is sufficient to allow us to attract and retain executives with the appropriate skills and experience for their positions. The Compensation Committee monitors and adjusts salaries for our Named Executive Officers over time as necessary to remain competitive with market rates for officers at similarly sized public companies and to reflect changes in each Named Executive Officer’s role, duties and responsibilities.
Following its annual compensation analysis, in April 2019 the Compensation Committee adjusted the base salaries for each of Messrs. Denholm and Howell, effective in April 2019, to $240,000 and $325,000, respectively, in order to ensure their base salaries were competitive with similarly situated executives at other companies in the 2019 Compensation Peer Group. The Compensation Committee did not feel modifications to base salary levels were necessary for any of the other Named Executive Officers during its annual compensation analysis in April of 2019.
Messrs. Gobe, Holderness, and Wilson were hired in the fall of 2019 and their initial base salaries were established at a level the Committee determined was appropriate given their responsibilities, experience and data regarding the pay for similarly situated executives in the 2019 Compensation Peer Group (or, for Mr. Gobe’s compensation as the Executive Chairman, the data regarding pay for similarly situated executives found in the Equilar General Industry Survey). Further, Mr. Smith’s base salary was reduced in connection with the modification of his role from Chief Financial Officer to Chief Administrative Officer in October of 2019. The following chart illustrates base salaries for our Named Executive Officers in 2018 and 2019.
	2018 Base Salary	April 2019 Base Salary	December 2019 Base Salary
Phillip A. Gobe	N/A	N/A	$450,000
Dale Redman	$700,000	$700,000	$700,000
Darin G. Holderness	N/A	N/A	$500,000
Jeffrey D. Smith	$500,000	$500,000	$425,000
David Sledge	$425,000	$425,000	$425,000
Newton W. “Trey” Wilson III	N/A	N/A	$400,000
Mark Howell	$300,000	$325,000	N/A
Ian Denholm	$225,000	$240,000	N/A

Annual Cash Incentive Awards
Annual cash incentive awards granted to our Named Executive Officers are issued pursuant to our Annual Bonus Plan and are designed to provide our Named Executive Officers with the opportunity to earn an annual cash payment based on the performance of the Company against pre-established performance metrics over the calendar year, as well as the individual performance of each executive.
Each year, the Compensation Committee establishes performance metrics and threshold, target, and maximum goals for each such metric. Potential payouts under the Annual Bonus Plan depend on the actual performance level for each metric established by the Committee, as outlined below.
Performance Level	Payout (as a % of Target Bonus)
Threshold	50%
Target	100%
Maximum	200%
If performance falls between the specified performance levels, payments are determined via straight-line interpolation. If performance falls below the threshold performance level, no payments will be awarded. The Annual Bonus Plan provides the Compensation Committee or the Board with the discretion to increase or decrease actual payout amounts otherwise resulting from the pre-established metrics, as it may deem necessary.
2019 Performance Measures and Determination of Payments
In March 2019, the Compensation Committee established target bonuses under the Annual Bonus Plan for each of Messrs. Redman, Smith, Sledge, Howell, and Denholm of 110%, 75%, 100%, 67%, and 52% of base salary, respectively. Mr. Smith’s target bonus was revised to 65% in connection with his appointment as Chief Administrative Officer, and his total target bonus for the year was pro-rated to reflect the time he served both as Chief Financial Officer and Chief Administrative Officer. Target bonuses for each of Messrs. Gobe, Holderness and Wilson were established at 60%, 75% and 75% of base salary, respectively, when they were hired in the fall of 2019, and pro-rated for the number of days employed by the Company during 2019. Target bonus levels for each executive were established by the Compensation Committee after reviewing peer group data (or, for the Executive Chairman, Chief Accounting Officer and Chief Administrative Officer, the compensation data found in Equilar General Industry Survey) for each position and consideration of each Named Executive Officer’s responsibility and experience. Each officer had the opportunity to earn a maximum bonus of up to 200% of such officer’s target annual bonus, subject to actual performance against the metrics established by the Compensation Committee.

Under the 2019 annual incentive program, 80% of each Named Executive Officer’s annual bonus was based on the achievement of the quantitative performance goals enumerated in the table below. The remaining 20% of the annual incentive was based upon a qualitative analysis of individual and operational performance for the 2019 fiscal year.
Measure	Weighting	Threshold	Target	Maximum	Actual 2019 Performance	Payout as a Percentage of Target Bonus(1)
Quantitative Measures
Adjusted EBITDA per Share(2)	40%	$3.83	$4.70	$5.26	5.01	59%
Year End Net Debt to Adjusted EBITDA Ratio(3)	20%	0.5	0.25	0.125	—	40%
Safety-Total Recordable Incident Rate (TRIR)	20%	1.2	1.0	0.8	0.83	37%
Quantitative Total	80%					136%
Qualitative Measure
Individual and Operational Performance	20%				(4)	0 - 40% (4)
Overall Total	100%				(4)	(4)

(1)
These amounts have been rounded to the nearest whole number.

(2)
We define EBITDA as earnings before (i) interest expense, (ii) income taxes and (iii) depreciation and amortization. We define Adjusted EBITDA as EBITDA, plus (i) loss/(gain) on disposal of assets, (ii) loss/(gain) on extinguishment of debt, (iii) stock based compensation, and (iv) other unusual or non-recurring (income)/expenses, such as impairment charges, severance, costs related to our IPO and costs related asset acquisition or one-time professional fees.

(3)
We define Net Debt as our total debt less our cash and cash equivalents.

(4)
Varies by executive. See the narrative immediately below for additional information.

The Compensation Committee selected these performance metrics because they are important to the ongoing success of the Company and were intended to drive short-term business performance by focusing executives on key objectives that position the Company for sustained growth. Specifically, Adjusted EBITDA per share is a measure of our financial performance and capital structure, the Year End Net Debt to Adjusted EBITDA Ratio measures our liquidity and balance sheet management, and TRIR is an important measure of safety. The Qualitative component of the Annual Bonus Plan allows the Committee to assess performance across a variety of individual and operational performance factors.
Overall, the Company’s operational performance for 2019 was very strong, particularly compared with its peers. In light of strong corporate and individual executive performance, the Compensation Committee made the determination to award $150,000, $200,000, $590,000, and $120,000 under the Annual Bonus Plan to each of Messrs. Gobe, Holderness, Sledge, and Wilson, respectively. The amounts awarded to each of Messrs. Gobe and Holderness were slightly in excess (by $32,000 for Mr. Gobe and $35,000 for Mr. Holderness) of the maximum bonus resulting from the payout percentages noted in the table above (i.e., 176% of target bonus). The Committee determined that such additional amounts were appropriate for these individuals in recognition of the additional time and leadership required to shepherd the internal review conducted by the Company during 2019 and the implementation of the resulting remediation and improvement plan.
As a result of the internal and disclosure control deficiencies discovered during the internal review conducted during 2019, the Compensation Committee and the Board determined it was appropriate to pay no bonuses under the Annual Bonus Plan to Messrs. Redman and Smith for the 2019 fiscal year.

Long Term Incentive Awards
The Company maintains the ProPetro Holding Corp. 2017 Incentive Award Plan (the “Existing LTIP”) in order to facilitate the grant of equity incentives to directors, employees (including the Named Executive Officers) and consultants of our Company and certain of its affiliates and to enable us to obtain and retain the services of these individuals, which is essential to our long-term success. In 2019, 50% of the value of each Named Executive Officer’s long-term incentive awards were granted in the form of RSUs that vest in three substantially equal annual installments commencing on the first anniversary of the grant date and the remaining 50% in the form of performance stock units (“PSUs”) that vest, if earned, following the completion of a three year performance period, in each case, subject to the Named Executive Officer’s continued employment through the end of such period. This mix of time- and performance-based awards is intended to achieve the twin goals of ensuring retention and driving performance, while aligning the interests of our Named Executive Officers with those of our shareholders by providing an opportunity for increased share holdings. Both PSUs and RSUs may be settled in shares of our common stock or in the cash equivalent of the same.
The PSUs granted in 2019 vest based on the Company’s TSR as compared to the TSR of a designated peer group of companies. For purposes of the 2019 PSU awards, recipients of PSUs may earn between 0% and 200% of the target number of shares granted, as indicated in the following table. If performance falls between the specified performance levels, payouts will be determined via straight-line interpolation. If performance falls below the threshold performance level, no payouts will be awarded. Irrespective of the payout indicated by the table below, if the Company’s TSR is below zero on an absolute basis for the performance period, the number of PSUs earned shall not be greater than the target number of PSUs granted (i.e., the payout shall not be greater than 100%).
Company’s Percentile Rank in Peer Group	Payout (as a % of Target Number of PSUs Granted)
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile	175%
90th Percentile and Above	200%
The performance period for the 2019 PSU awards commenced on January 1, 2019 and ends on December 31, 2021. The 2019 performance peer group is comprised of the following 12 companies:
Basic Energy Services	C&J Energy Services, Inc.(1)	Calfrac Well Services
FTS International, Inc.	Keane Group, Inc.(1)	Liberty Oilfield Services
Patterson-UTI Energy, Inc.	U.S. Well Services	RPC Inc.
STEP Energy Services	Superior Energy Services, Inc.	Trican Well Services

(1)
On October 31, 2019, Keane Group, Inc. merged with C&J Energy Services, Inc. and changed its name to Nextier Oilfield Solutions Inc.

Should a peer company cease to exist as a separate publicly-traded company during the performance period (due to an acquisition or bankruptcy, for example), it will remain as a member of the Company’s peer group, with any peer company filing for bankruptcy ranked last in the peer group, and any peer company that is acquired ranked based on the stock price at which it was acquired.
The annual value of each Named Executive Officer’s long-term incentive award is generally determined in conjunction with the Compensation Committee’s annual compensation analysis or, if later, in connection with the Named Executive Officer’s hire date following the Compensation Committee’s review of peer compensation data and consideration of each Named Executive Officer’s position and associated responsibilities. In 2019, the Compensation Committee granted the RSUs and PSUs included in the table below to our Named Executive Officers. The grant date fair value of these awards can be found in the Summary Compensation Table, below.
Name	2019 Number of RSUs	2019 Target Number of PSUs
Phillip A. Gobe(1)	9,277	9,277
Dale Redman	88,235	88,235
Darin G. Holderness	14,552	14,552
Jeffrey D. Smith	29,412	29,412
David Sledge	26,471	26,471
Newton W. “Trey” Wilson III	14,552	14,552
Mark Howell	18,676	18,676
Ian Denholm	5,147	5,147

(1)
Does not include 12,182 RSUs that Mr. Gobe received while he was a non-employee director.

Employee Benefits and Perquisites
Health/Welfare Plans
All of our full-time employees, including our Named Executive Officers, are eligible to participate in our health and welfare plans on the same basis, including: medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and group life insurance.
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our employees who satisfy certain eligibility requirements. Our Named Executive Officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions and we may make certain discretionary profit sharing contributions. Both the matching contributions and the profit sharing contributions vest in equal installments over four years of service, with accelerated vesting on retirement, death or disability. We believe that offering a vehicle for tax-deferred retirement savings through our 401(k) plan and making matching contributions and profit sharing contributions that vest over time, add to the overall desirability of our compensation packages and further incentivize our employees in accordance with our compensation policies. We do not maintain any defined benefit pension plans or deferred compensation plans.
Perquisites
Messrs. Redman, Smith, Sledge, and Wilson each participated in a vehicle allowance program during 2019. In addition, in 2019 we provided each of Messrs. Gobe and Holderness with a Company vehicle for their use while in Midland, Texas and paid for accommodations in Midland, Texas for Mr. Gobe during the time that he served as only the Chairman of the Board and for Mr. Holderness. Neither the Company’s cost of the vehicle allowance program for Mr. Wilson nor the cost of the total perquisites provided to Mr. Gobe reached the threshold for disclosure in the Summary Compensation Table pursuant to SEC rules, so neither are reflected in such table or the footnotes thereto. See “Executive Compensation — Summary Compensation Table.”
In 2019 the Company also provided other perquisites to its Named Executive Officers, including club memberships and dues and sporting event tickets. Finally, the Company made charitable donations on behalf of our Former Chief Executive Officer in 2019, as described below in “Executive Compensation — Summary Compensation Table.”
The Compensation Committee will review the perquisites we provide to our Named Executive Officers periodically to ensure that they are necessary to retain our executives, appropriate, and consistent with benefits offered by companies with which we compete for executive talent.

Other Compensation Policies
Consistent with our goal of aligning compensation practices with stockholder interests, the Board has adopted, and the Compensation Committee administers, an Executive Compensation Claw-Back Policy and Executive Stock Ownership Policy.
Executive Compensation Claw-Back Policy
Under the terms of our Executive Compensation Claw-Back Policy, any incentive compensation, including equity awards, paid to an executive officer which was determined based on our performance against financial metrics will be subject to recovery by the Company in the event that the underlying financial metrics are negatively impacted by a restatement of our financial statements. In addition, incentive compensation, including equity awards, is subject to recovery by the Company where an executive engages in certain misconduct.
Executive Stock Ownership Policy
Under the terms of our Executive Stock Ownership Policy, we have established equity ownership guidelines for our executive officers. Under these guidelines, the Chief Executive Officer must own shares of our common stock or certain equity awards with a value equal to not less than five times annual base pay, the Chief Financial Officer and Chief Operating Officer must own shares of our common stock or certain equity awards with a value equal to not less than three times annual base pay, and all other executive officers must own shares of our common stock or certain equity awards with a value equal to not less than one times their annual base pay. For Mr. Sledge, the deadline for compliance with these guidelines is September 11, 2023. Messrs. Gobe, Holderness, and Wilson, along with any individuals who became executive officers as a result of an internal promotion or a new hire, will have five years from the date of being named an executive officer to meet the stock ownership guidelines. Each of Messrs. Redman, Smith, Howell and Denholm ceased to be subject to these guidelines on the date each ceased to be an executive officer of the Company. In calculating the value of shares of our common stock or certain equity awards held for purposes of determining compliance with the policy, such value is equal to the closing price per share on the measurement date, based on shares owned outright and unvested RSUs, with the value of such unvested RSUs discounted by 40%. Unexercised option awards and unvested PSUs are excluded from the calculation.
No Tax Gross-Ups
We do not provide gross-up payments to cover our Named Executive Officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.
Insider Trading Compliance Policy
We believe that derivative transactions, including puts, calls and options, and hedging transactions for our securities carry a high risk of inadvertent securities laws violations and may lead to an officer, director or employee no longer having the same objectives as the Company’s other stockholders. For these reasons, we prohibit our directors, officers and employees from engaging in any type of derivative or hedging transactions in respect of our securities pursuant to our Insider Trading Compliance Policy.
Company stock pledged as collateral, including shares held in a margin account, may be sold without the consent of the holder by the lender in a foreclosure or default event, which could lead to inadvertent securities laws violations. For this reason, pursuant to our Insider Trading Compliance Policy, we prohibit pledging Company securities as collateral to secure loans and purchasing Company securities on margin.
Tax Implications
Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) generally precludes a publicly held company from taking a federal income tax deduction for compensation paid in excess of $1 million per year to certain covered employees, which include our Named Executive Officers. There was an exception to the $1 million limitation for performance-based compensation meeting certain requirements. For taxable years beginning after December 31, 2017, this exemption has been repealed for all but certain grandfathered compensation arrangements. However, a privately held corporation that becomes a publicly held corporation before December 20, 2019 may rely on the transition rules provided in Treasury Regulation Section 1.162-27(f)(1) until the earliest of the events provided in Treasury Regulation Section 1.162-27(f)(2). Because our IPO occurred in 2017, certain compensation awarded or paid prior to the expiration of the period outlined in the transition rules may be fully tax deductible. To maintain flexibility in compensating the Company’s executive officers in a manner designed to promote achievement of corporate goals, retention and recruitment, the Compensation Committee has not adopted a policy requiring all compensation to be tax deductible and expects that the deductibility of certain compensation paid will be limited by Section 162(m).
Compensation Risk Assessment
We believe that any risks associated with our compensation policies and practices are mitigated in large part by the following factors and, therefore, that no such risk are likely to have a material adverse effect on us:
•
We pay a mix of compensation which includes short-term cash and long-term equity-based compensation.

•
We base the vesting and payment of our incentive compensation awards on several different performance metrics, which discourages our employees from placing undue emphasis on any one metric or aspect of our business at the expense of others.

•
We believe that our performance metrics are reasonably challenging, yet should not require inappropriate risk-taking to achieve.

•
The performance metrics for awards under our Annual Bonus Plan include quantitative financial and operational metrics as well as qualitative metrics related to our operations, strategy and other aspects of our business and our Compensation Committee retains discretion to modify payout amounts under the Annual Bonus Plan as appropriate.

•
The performance periods under our PSUs overlap, and our time-vested RSUs generally vest over a three-year period. This mitigates the motivation to maximize performance in any one period at the expense of others.

•
Our Named Executive Officers are required to own our common stock at levels provided in our Executive Stock Ownership Guidelines.

•
We have instituted a clawback policy, which allows us to clawback compensation in the event of a financial restatement or certain misconduct.

•
We believe that we have an effective management process for developing and executing our short- and long-term business plans.

•
Our compensation policies and programs are overseen by the Compensation Committee.

•
The Compensation Committee retains an independent compensation consultant.

Compensation Decisions Following Fiscal Year End
Letter Agreement with Jeffrey D. Smith
On March 13, 2020, Mr. Smith was appointed as a Special Advisor to the Chief Executive Officer and will no longer serve as the Chief Administrative Officer or an executive officer of the Company. Effective as of March 13, 2020, the Company and Mr. Smith entered into a letter agreement (the “2020 Smith Letter Agreement”) memorializing the terms of his role and related matters. Pursuant to the terms of the 2020 Smith Letter Agreement, Mr. Smith will continue to receive an annualized base salary of $425,000 but the Compensation Committee does not anticipate Mr. Smith receiving any future awards under the Existing LTIP in his new role. Mr. Smith will no longer be eligible to receive an annual cash bonus under the Annual Bonus Plan, including for the 2020 fiscal year. In addition, the 2020 Smith Letter Agreement terminated the employment agreement by and between Mr. Smith and the Company dated April 17, 2013 (the “Smith

Employment Agreement”), effective as of March 13, 2020, except that the restrictive covenants set forth in Section 6 of the Smith Employment Agreement will continue in full force and effect.
In addition, the 2020 Smith Letter Agreement provides Mr. Smith with the following benefits in exchange for his agreement to additional restrictive covenants that result in a total of a five-year non-competition and non-solicitation obligation (an increase from the one-year non-competition and three-year non-solicitation obligation set forth in the Smith Employment Agreement and in the award agreements documenting Mr. Smith’s equity awards under the Existing LTIP):
•
an extension of the exercise period applicable to the stock options granted under the Stock Option Plan of ProPetro Holding Corp., which was originally adopted in 2013 and subsequently amended (the “Stock Option Plan”) that are vested and outstanding as of the date of Mr. Smith’s “Termination of Employment” (as defined in the Stock Option Plan) (the “Smith Extended Options”) such that the Smith Extended Options remain exercisable until the one-year anniversary of the date of Mr. Smith’s Termination of Employment; and

•
“cashless exercise” of the stock options granted under the both the Stock Option Plan and Existing LTIP that are outstanding as of March 13, 2020 (the “Smith Vested Options”) within the exercise periods described in the applicable award agreements and plans (as modified by the 2020 Smith Letter Agreement for the Smith Extended Options) such that Mr. Smith does not have to deliver any cash to exercise the Smith Vested Options but the number of shares of Stock delivered by the Company upon the exercise of the Smith Vested Options shall be reduced by the number of shares of Stock equal in value to the applicable exercise price and the associated tax withholding.

Chief Executive Officer Role
On March 13, 2020, Mr. Redman informed the Board of his intent to resign from his position as the Chief Executive Officer and as a member of the Board as of such date and entered into a separation agreement with the Company. For additional information regarding the separation agreement with Mr. Redman, please see the section below entitled “Executive Compensation — Potential Payments upon Termination and Change of Control — Actions Taken Following December 31, 2019 — Redman Separation Agreement.”
Mr. Gobe was appointed as Chief Executive Officer effective as of March 13, 2020. Following this appointment, Mr. Gobe will no longer serve as the Company’s Executive Chairman but will continue to serve as the Company’s principal executive officer (as contemplated by Rule 13a-14 of the Exchange Act) and also continue to serve as the Chairman of the Board, a position he has held since July 11, 2019. Mr. Gobe will receive an annualized base salary of $800,000 and will be eligible (i) to receive an annual cash bonus with a target value of 100% of his base salary under the Amended Annual Bonus Plan (as defined below) (adjusted for 2020 to reflect his position, duties and compensation prior to and following his appointment as Chief Executive Officer), (ii) to participate in the Amended Executive Severance Plan (as defined below) as a “Tier 1 Executive” and (iii) to participate in those benefit plans and programs of the Company available to similarly situated executives. Mr. Gobe also received an equity award consisting of PSUs with a grant date target value of approximately $1,320,000 and RSUs with a grant date value of approximately $880,000, in each case, under the Existing LTIP in connection with his appointment as Chief Executive Officer. Mr. Gobe’s compensation in this new role was established following the Compensation Committee’s review of data from Meridian regarding pay for similarly situated executives at our peer companies and an evaluation of his experience and importance to the organization, in particular, the role he will play in the successful implementation of the remediation and improvement plan implemented by the Company following its internal review. For additional information regarding the Executive Severance Plan, please see the section below entitled “Executive Compensation — Potential Payments upon Termination and Change of Control — Actions Taken Following December 31, 2019 — Amended Executive Severance Plan.”
Chief Financial Officer Role
On April 10, 2020, the Board appointed Mr. Holderness Chief Financial Officer, removing his previous interim title. Following this appointment, Mr. Holderness will continue to serve as the Company’s principal financial officer (as contemplated by Rule 13a-14 of the Exchange Act), a position he has held since

October 3, 2019. No changes to Mr. Holderness’s annual compensation were made in connection with his appointment as Chief Financial Officer. However, effective April 10, 2020, Mr. Holderness became eligible to participate in the Amended Executive Severance Plan as a “Tier 2 Executive,” as described below under “— Executive Severance Plan.” For additional information regarding the Amended Executive Severance Plan please see the section below entitled “Executive Compensation — Potential Payments upon Termination and Change of Control — Actions Taken Following December 31, 2019 — Amended Executive Severance Plan.”
Annual Bonus Plan
On February 11, 2020, the Board approved the Amended and Restated ProPetro Holding Corp. Executive Incentive Bonus Plan (the “Amended Annual Bonus Plan”), which amends and restates the Annual Bonus Plan.
The Amended Annual Bonus Plan was approved to reflect changes made to the Code pursuant to federal tax legislation enacted by Congress in 2017. In addition, the Amended Annual Bonus Plan makes the following changes to the Annual Bonus Plan: (i) expands the definition of “Eligible Individual” to include not only the Company’s executive officers but also senior managers of the Company, (ii) enables the Compensation Committee, as the administrator of the Amended Annual Bonus Plan, to delegate certain administrative authorities under the Amended Annual Bonus Plan to the Company’s executive officers for those participants in the Amended Annual Bonus Plan that are not executive officers of the Company, and (iii) clarifies the applicable administrator’s discretion to modify the performance goals and bonus amounts under the Amended Annual Bonus Plan.
The Amended Annual Bonus Plan governs cash incentive awards made each year to key executives and senior management members of the Company, and is effective for awards made in 2020 and thereafter. Awards under the Amended Annual Bonus Plan are tied to the achievement of performance goals, which may be based on qualitative or quantitative measures, or both, as determined by the Compensation Committee or other applicable administrator.
Cash payouts of the awards made under the Amended Annual Bonus Plan are generally made in accordance with pre-established targets, subject to the discretion of the Committee.
Executive Severance Plan
On March 13, 2020, the Board adopted the ProPetro Services, Inc. Executive Severance Plan (the “Executive Severance Plan”). The Compensation Committee and the Board adopted the Executive Severance Plan because they felt it was desirable to pivot away from individually negotiated employment agreements and towards a streamlined plan providing for more uniform treatment upon a termination of employment. The amounts of the severance and benefits established under the Executive Severance Plan were selected after the Compensation Committee received advice from Meridian regarding the types and amounts of severance that are market among the Company’s peers. The Compensation Committee also considered its members’ considerable experience in the industry when making this determination. The “Tier” level assigned to each participant in the plan was determined based on each participant’s position and responsibility.
On April 10, 2020, the Board adopted the ProPetro Services, Inc. Amended and Restated Executive Severance Plan (the “Amended Executive Severance Plan”), which amends the Executive Severance Plan such that any severance amounts that become payable will be calculated without taking into account any temporary reduction to a participant’s annualized base salary in connection with a general reduction in base salaries that affects all similarly situated employees of the Company in substantially the same proportions, as determined by the Compensation Committee in its sole discretion.
Each of Messrs. Gobe, Holderness and Wilson are participants in the Amended Executive Severance Plan as are certain other executives of the Company who are not Named Executive Officers. The participation agreements for each of Messrs. Gobe, Holderness and Wilson included the termination of the Gobe Letter Agreement, the Holderness Letter Agreement and the Wilson Employment Agreement (each as defined below), respectively, except for the provisions of those agreements containing restrictive covenants. The

Amended Executive Severance Plan is described in detail below in the section entitled “Potential Payments upon Termination and Change of Control — Actions Taken Following December 31, 2019 — Amended Executive Severance Plan.”
Responsiveness to Current Economic Environment
Our Named Executive Officers each volunteered for temporary reductions in base salary as a result of the current market conditions. On April 2, 2020, the Compensation Committee approved the following temporary reductions to base salaries for our Named Executive Officers, effective April 13, 2020:
•
20% salary reduction for Mr. Gobe;

•
15% salary reduction for Messrs. Holderness, Sledge and Wilson; and

•
10% salary reduction for Mr. Smith.

Given these reductions, the Named Executive Officers’ base salaries are as reflected in the table below:
	December 31, 2019 Base Salary	March 2020 Base Salary	April 13, 2020 Base Salary
Phillip A. Gobe	$450,000	$800,000	$640,000
Dale Redman	$700,000	$700,000	N/A
Darin G. Holderness	$500,000	$500,000	$425,000
Jeffrey D. Smith	$425,000	$425,000	$382,500
David Sledge	$425,000	$425,000	$361,250
Newton W. “Trey” Wilson III	$400,000	$400,000	$340,000
Mark Howell	N/A	N/A	N/A
Ian Denholm	N/A	N/A	N/A
Letter Agreement with David Sledge
On April 9, 2020, the Company entered into a letter agreement with David Sledge (the “Sledge Letter Agreement”). The Sledge Letter Agreement describes a reduction in Mr. Sledge’s annualized base salary, effective April 13, 2020, which is consistent with the voluntary reduction in certain executives’ base salaries as a result of current market conditions.
The Sledge Letter Agreement also clarifies that, similar to the terms of the Amended Executive Severance Plan, Mr. Sledge’s revised annualized base salary will not be used for purposes of calculating any severance payment that Mr. Sledge may become eligible to receive pursuant to the terms of the employment agreement by and between the Company and Mr. Sledge, effective April 17, 2013 (the “Sledge Employment Agreement”). For additional information regarding the severance amounts payable to Mr. Sledge upon certain terminations of employment, please see the sections below entitled “Executive Compensation — Potential Payments upon Termination and Change of Control — Employment Agreements with Messrs. Redman, Smith and Sledge” and “Potential Payments upon Termination and Change of Control — Actions Taken Following December 31, 2019 — Letter Agreement with David Sledge.”
The Sledge Letter Agreement contains Mr. Sledge’s acknowledgment of and consent to the aforementioned changes and provides that the Sledge Employment Agreement is deemed to be amended by the Sledge Letter Agreement to the extent that any provision of the Sledge Letter Agreement is inconsistent with the terms of the Sledge Letter Agreement. For additional information regarding the Sledge Employment Agreement please see the section below entitled “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements with Messrs. Redman, Smith, Sledge and Howell.”
Approval of the 2020 LTIP
On August 14, 2020, the Board approved the 2020 LTIP, subject to shareholder approval. Please see Proposal 3 “Approval of the ProPetro Holding Corp. 2020 Long Term Incentive Plan” below for a description of the 2020 LTIP’s terms.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the above CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.
By the Compensation Committee of the Board of Directors,
Michele V. Choka (Chair)
Anthony J. Best
Jack B. Moore

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the compensation provided by us to our Named Executive Officers for the fiscal years ended December 31, 2019, 2018 and 2017.
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Phillip A. Gobe(5)(6)	2019	142,078(8)	32,000	422,370(9)	—	118,000	—	714,448
Chief Executive Officer
Dale Redman(6)	2019	700,000	—	4,975,572	—	—	49,336	5,724,908
Former Chief Executive Officer	2018	684,615	—	3,360,534	—	1,400,000	304,863	5,750,012
	2017	465,385	905,000	1,740,194	5,116,436	—	153,370	8,380,385
Darin G. Holderness(5)	2019	159,035(10)	35,000	286,093	—	165,000	20,725	665,853
Chief Financial Officer
Jeffrey D. Smith(5)(6)	2019	483,558	—	1,658,543	—	—	10,800	2,152,901
Former Chief Administrative	2018	500,000	—	1,344,232	—	750,000	22,732	2,616,964
Officer	2017	384,615	575,000	652,592	3,325,090		20,101	4,957,398
David Sledge	2019	425,000	—	1,492,699	—	590,000	10,800	2,518,499
Chief Operating Officer	2018	425,000	—	1,209,818	—	850,000	17,887	2,502,705
	2017	344,231	935,000	652,592	2,573,526	—	10,800	4,516,149
Newton W. “Trey” Wilson III(7)	2019	96,923	—	286,093	—	120,000	—	503,016
General Counsel and Corporate Secretary
Mark Howell(7)	2019	245,055	—	1,053,139	—	—	896,594	2,194,788
Former General Counsel and	2018	284,616	—	806,530	—	400,000	1,200	1,492,346
Corporate Secretary	2017	197,116	175,000	435,069	72,863	—	28,626	908,674
Ian Denholm(5)	2019	228,050	135,254	301,733	—	—	29,528	694,565
Former Chief Accounting Officer	2018	214,846	135,254	235,248	—	250,000	—	835,348
	2017	162,058	307,527	53,848	72,863	—	—	596,296

(1)
Amounts in this column for Messrs. Gobe and Holderness represent a discretionary increase to the short-term cash incentive awards paid to such Named Executive Officers pursuant to the Company’s Senior Executive Incentive Bonus Plan (the “Bonus Plan”), in each case, based upon such Named Executive Officer’s performance during 2019. See Note 3 below and “Elements of Compensation for the 2019 Fiscal Year — Annual Cash Incentive Awards” above for additional information regarding these awards. Amounts in this column for Mr. Denholm represent a bonus payable in connection with our IPO, in three installments, with the first installment payable upon our IPO and the remaining two installments payable over the following two years.

(2)
Amounts in these columns reflect the aggregate grant date fair value of the RSU and PSU awards granted in 2019 under the Existing LTIP, calculated in accordance with FASB ASC Topic 718. For Mr. Denholm, the amount also reflects the incremental fair value of the modified awards of RSUs, PSUs and stock options as described below in “Potential Payments Upon Termination or Change in Control — Denholm Separation Agreement.” The FASB ASC Topic 718 value for the RSUs was calculated using the closing price per share of our common stock on the date of grant applied to the total number of RSUs granted. The FASB ASC Topic 718 grant date fair value of the PSUs was determined using a Monte Carlo simulation. For information regarding assumptions underlying the valuation of equity awards, see Note 14 of the Consolidated Financial Statements included in our 2019 Annual Report on Form 10-K. If the grant date value of the 2019 PSU awards was calculated based on the maximum possible payout, the grant date fair value for such awards for Messrs. Gobe, Redman, Holderness, Smith, Sledge, Wilson, Howell and Denholm would have been equal to $205,393, $6,144,685, $322,181, $2,048,252, and $1,843,440, $322,181, $1,300,597 and $358,437, respectively. The actual amount realized upon settlement of PSU and RSU awards will depend upon the market price of the Company’s stock on the settlement date.
(3)
Amounts in this column represent the short-term cash incentive awards for performance during the 2019 fiscal year pursuant to the Bonus Plan, determined based on achievement of the applicable performance metrics. Based upon performance during 2019, the Board exercised its discretion under the Bonus Plan not to pay an annual bonus to either Mr. Redman or Mr. Smith. See “Compensation Discussion and Analysis — Elements of Compensation for the 2019 Fiscal Year — Annual Cash Incentive Awards” above for additional informational regarding these awards.

(4)
As shown in the table below, amounts in this column for 2019 include the cost of the Company’s vehicle allowance program for Messrs. Redman, Smith, and Sledge, and for Mr. Holderness, the amount in this column includes the value of the Company vehicle provided to him for his use while in Midland, Texas, which was determined by multiplying the number of miles Mr. Holderness drove the vehicle in 2019 by $0.58, which is the Internal Revenue Service’s mileage reimbursement rate for business travel in 2019. For Mr. Redman, the amount reported for 2019 also includes the cost of certain other perquisites, including club dues and membership fees, charitable donations made on behalf of Mr. Redman and the cost of certain sporting event tickets purchased by the Company for Mr. Redman’s use. For Mr. Holderness, the amount reported for 2019 also includes reimbursements for travel to and from Midland, Texas (excluding any travel expenses incurred while serving as a consultant to the Company) and payment of his housing expenses in Midland, Texas. Many of the Named Executive Officers had spouses accompany them on business trips at no additional incremental cost to the Company. For Mr. Howell, the amount in this column reported for 2019 includes (i) 401(k) contributions made by ProPetro Services, Inc. (ii) cash severance and (iii) the cost of continued health coverage following his termination of employment pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), in each case of clauses (ii) and (iii), paid pursuant to the Howell Separation Agreement (as defined and described below in “Potential Payments upon Termination or Change in Control — Howell Separation Agreement”). Finally, for Mr. Denholm, the amount in this column reported for 2019 includes payment of his accrued but unused paid time off upon the Denholm Separation Date (as defined below) and cash severance paid pursuant to the Denholm Separation Agreement (as defined and described below in “Potential Payments upon Termination or Change in Control — Denholm Separation Agreement”).

Name	Vehicle Allowance Program ($)	Contribution to 401(k) Plan ($)	Company Vehicle Use ($)	Club Dues/ Membership Fees ($)	Charitable Donations ($)	Sporting Event Tickets ($)	Housing Allowance & Travel Benefits ($)	Severance ($)	Vacation Payout ($)	COBRA ($)	Total ($)
Phillip A. Gobe	—	—	—	—	—	—	—	—	—	—	—
Dale Redman	10,800	—	—	1,743	22,145	14,648	—	—	—	—	49,336
Darin G. Holderness	—	—	1,871	—	—	—	18,854	—	—	—	20,725
David Sledge	10,800	—	—	—	—	—	—	—	—	—	10,800
Jeffrey D. Smith	10,800	—	—	—	—	—	—	—	—	—	10,800
Newton W. “Trey” Wilson III	—	—	—	—	—	—	—	—	—	—	—
Mark Howell	—	2,769	—	—	—	—	—	892,308	—	1,517	896,594
Ian Denholm	—	—	—	—	—	—	—	18,846	10,682	—	29,528

The “All Other Compensation” amounts for 2017 have been increased for Mr. Redman from $10,800 to $153,370 and for Mr. Smith from $10,800 to $20,101. The “All Other Compensation” amounts for 2018 have been increased for Mr. Redman from $19,248 to $304,863, for Mr. Smith from $16,887 to $22,732, and for Mr. Sledge from $16,887 to $17,887.
During 2019, Messrs. Redman and Smith reimbursed the Company in full for the following perquisites, which were inadvertently provided by the Company and unintentionally not disclosed in 2017 and 2018, but which are now included in the “All Other Compensation” column above for the relevant year:
•
Mr. Redman’s 2017 perquisites have been increased to include $31,606 in plane maintenance expenses associated with personal use of his plane (which was frequently used for business travel), as well as the cost of personal travel and associated expenses, charitable donations made on behalf of Mr. Redman, medical costs and insurance, retail expenditures, sporting, movie and event tickets, subscription services, dry cleaning, meals, groceries and other supplies, which equal $38,160 in total.

•
Mr. Redman’s 2018 perquisites have been increased to include $97,269 in personal travel and associated expenses, $60,273 in plane maintenance expenses associated with personal use of his plane (which was frequently used for business travel), as well as the cost of charitable donations made on behalf of Mr. Redman, medical costs, retail expenditures, sporting, movie and event tickets, subscription services, dry cleaning, meals, groceries and other supplies, which equal $60,188 in total.

•
Mr. Smith’s 2017 and 2018 perquisite amounts have been increased to reflect the cost of his personal travel and associated expenses, retail expenditures and meals totaling $9,301 and $5,845 respectively.

The Company determined that it also previously failed to include the following amounts in the “All Other Compensation” column for the relevant year, for which amounts the Named Executive Officers were not asked to, and did not, reimburse the Company.
•
Mr. Redman’s 2017 perquisites have been increased to include the value of sporting and event ticket purchases, charitable donations made on behalf of Mr. Redman, and $52,665, which reflects the cost of the pilots provided by the Company for Mr. Redman’s personal use of his plane.

•
Mr. Redman’s 2018 perquisites have been increased to include the value of ticket purchases, $26,680 in charitable donations made on behalf of Mr. Redman, and $40,433, which reflects the cost of the pilots provided by the Company for Mr. Redman’s personal use of his plane.

•
Mr. Sledge’s 2018 perquisites have been increased to include the cost of charitable donations made on behalf of Mr. Sledge.

The Company frequently used Mr. Redman’s personal plane for business travel and, as a result, in each of 2017 and 2018 the Company employed pilots to fly that plane. The pilots flew Mr. Redman’s plane both for personal and business flights. The perquisite amount allocable to Mr. Redman for the cost of the pilots employed by the Company was determined by (i) multiplying (A) the sum of the pilots’ salaries, the Company’s portion of the pilots’ payroll taxes and health insurance, and travel expenses incurred by the pilots on trips (e.g., the cost of lodging and meals) for each of 2017 and 2018 by (B) a fraction, the numerator of which is the total business flight hours for which the plane was used by Mr. Redman during each year and the denominator of which is the plane’s total flight hours for such year, (ii) reducing the total amount of the pilots’ expenses as set forth in clause (A) by the product determined in clause (i), and (iii) reducing the resulting difference by the amount that Mr. Redman and his affiliates reimbursed the Company for the cost of the pilots in such year. See “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Perquisites” for a further description.
(5)
On October 3, 2019, the Board appointed Messrs. Gobe, Holderness and Smith to the positions of Executive Chairman, Interim Chief Financial Officer and Chief Administrative Officer, respectively. Effective as of such date, Mr. Smith ceased to serve as the Chief Financial Officer. On April 10, 2020, Mr. Holderness was appointed Chief Financial Officer, removing the previous interim title. In addition, effective October 3, 2019, Mr. Denholm resigned from his role as Chief Accounting Officer and served as an employee of the Company until December 8, 2019.

(6)
Mr. Redman resigned from his position as Chief Executive Officer on March 13, 2020, and Mr. Gobe was appointed Chief Executive Officer as of such date. Effective as of the same date, Mr. Smith was appointed Senior Advisor to the Chief Executive Officer and ceased to serve as Chief Administrative Officer.

(7)
On August 30, 2019, Mr. Howell gave the Board notice of his intent to resign from his position as General Counsel and Corporate Secretary, effective September 29, 2019, and on September 30, 2019, the Board appointed Mr. Wilson to the office of General Counsel and Corporate Secretary.

(8)
This amount includes (i) $98,654 that Mr. Gobe received for his service as an executive officer and (ii) $43,424 that Mr. Gobe received for his service as Chairman of the Board prior to appointment as an executive officer . Mr. Gobe stopped receiving compensation for his service as a member of the Board upon his appointment to Executive Chairman and principal executive officer, effective October 3, 2019.

(9)
This amount includes the value of (i) 12,182 RSUs that Mr. Gobe received for his service on the Board in 2019, (ii) 9,277 RSUs that Mr. Gobe received for his service as an executive officer of the Company and (iii) 9,277 target PSUs that Mr. Gobe received for his service as an executive officer of the Company. For additional information, see “— Grants of Plan-Based Awards” below.

(10)
This amount includes (i) $109,615 that Mr. Holderness received in 2019 for his service as Interim Chief Financial Officer and (ii) $49,420 that Mr. Holderness received for consulting services provided to the Company from July 2019 until his appointment as Interim Chief Financial Officer on October 3, 2019.

Grants of Plan-Based Awards
Name	Grant Date	Date of Award Approval	Estimated Possible Payouts Under Non Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)(3)	($)(4)
Phillip A. Gobe(5)	7/11/2019	7/10/2019	—	—	—	—	—	—	12,182	239,985
	10/7/2019	10/3/2019	—	—	—	—	—	—	9,277	79,689
	10/7/2019	10/3/2019				4,638	9,277	18,554	—	102,696
			33,750	67,500	135,000	—	—	—	—	—
Dale Redman	3/18/2019	2/25/2019	—	—	—	—	—	—	88,235	1,903,229
	3/18/2019	2/25/2019	—	—	—	44,117	88,235	176,470	—	3,072,343
			385,000	770,000	1,540,000	—	—	—	—	—
Darin G. Holderness	10/7/2019	10/3/2019	—	—	—	—	—	—	14,552	125,002
	10/7/2019	10/3/2019	—	—	—	7,276	14,552	29,104	—	161,091
			46,875	93,750	187,500	—	—	—	—	—
Jeffrey D. Smith	3/18/2019	2/25/2019	—	—	—	—	—	—	29,412	634,417
	3/18/2019	2/25/2019	—	—	—	14,706	29,412	58,824	—	1,024,126
			175,157	350,313	702,626	—	—	—	—	—
David Sledge	3/18/2019	2/25/2019	—	—	—	—	—	—	26,471	570,979
	3/18/2019	2/25/2019	—	—	—	13,235	26,471	52,942	—	921,720
			212,500	425,000	850,000	—	—	—	—	—
Newton W. “Trey” Wilson III	10/7/2019	10/3/2019	—	—	—	—	—	—	14,552	125,002
	10/7/2019	10/3/2019	—	—	—	7,276	14,552	29,104	—	161,091
			37,800	75,600	151,200	—	—	—	—	—
Mark Howell(6)	3/18/2019	2/25/2019	—	—	—	—	—	—	18,676	402,841
	3/18/2019	2/25/2019	—	—	—	9,338	18,676	37,352	—	650,298
			110,000	220,000	440,000	—	—	—	—	—
Ian Denholm(7)	3/18/2019	2/25/2019	—	—	—	—	—	—	5,147	111,021
	3/18/2019	2/25/2019	—	—	—	2,573	5,147	10,294	—	179,219
			62,500	125,000	250,000	—	—	—	—	—

(1)
Amounts in these columns represent the estimated payouts for annual cash incentive awards for 2019 assuming threshold, target and maximum performance achievement. For Messrs. Gobe, Holderness and Wilson, these columns represent the pro-rata portion of their annual cash incentive awards for the portion of 2019 following their respective appointments. For Mr. Smith, these columns have been adjusted to take into account the value of his potential annual cash incentive calculated based on the portion of the year he served as each of Chief Financial Officer and Chief Administrative Officer. Mr. Howell and Mr. Denholm each forfeited their annual cash incentive awards in connection with their respective terminations of employment. The actual amounts paid to our Named Executive Officers for 2019 can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary

Compensation Table above. See “Compensation Discussion and Analysis — Elements of Compensation for the 2019 Fiscal Year — Annual Cash Incentive Awards” above for additional information regarding these awards.
(2)
These amounts represent the threshold, target and maximum number of PSUs granted to the Named Executive Officers during 2019. The number of PSUs which ultimately vest is based on the performance of the Company’s TSR relative to the TSR of the companies in our performance peer group during the three-year performance period ending on December 31, 2021, subject to the Named Executive Officer’s continued employment through such date. The PSUs granted in 2019 were subsequently cancelled and regranted on June 4, 2020 in order to ensure the availability of an exemption from liability under Section 16(b) of Exchange Act with respect to these awards. No changes were made to the terms of the awards in connection with the cancellation and regranting of such awards other than the date of grant.

(3)
Other than as described in Note 5 below, amounts in this column reflect RSUs granted to the Named Executive Officers during 2019, which vest as to one-third on each of the first three anniversaries of the applicable date of grant, subject to the Named Executive Officer’s continued employment through each such date.

(4)
These amounts represent the aggregate grant date fair value of RSUs and PSUs granted in 2019 to the Named Executive Officers, computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The grant date fair value of the PSUs is based on probable outcome with regard to the applicable performance metrics. For information regarding assumptions underlying the valuation of equity awards, see Note 14 of the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K.

(5)
Mr. Gobe’s award of 12,182 RSUs on July 11, 2019 was granted to Mr. Gobe pursuant to the Amended Director Compensation Policy in connection with his appointment as a member of the Board and as Chairman of the Board and will vest in full on the earliest to occur of (i) July 11, 2020, (ii) the day immediately preceding our 2020 annual meeting of stockholders and (iii) the occurrence of a Change in Control (as defined in the Existing LTIP and described below under “Potential Payments Upon Termination or Change in Control — Incentive Plan Awards”), subject to Mr. Gobe’s continued service through the applicable vesting date.

(6)
Pursuant to the terms of the Existing LTIP, Mr. Howell forfeited all of his unvested RSUs and PSUs in connection with his September 29, 2019 separation, as described below in “Outstanding Equity Awards for Fiscal Year Ended December 31, 2019” and “Potential Payments Upon Termination or Change in Control — Howell Separation Agreement.”

(7)
Pursuant to the terms of the Denholm Separation Agreement (as defined and described in “Potential Payments Upon Termination or Change in Control — Denholm Separation Agreement), Mr. Denholm forfeited all of the unvested RSUs and PSUs that did not become vested in connection with his December 8, 2019 separation, as describe below in “Outstanding Equity Awards for Fiscal Year Ended December 31, 2019.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements with Messrs. Redman, Smith, Sledge and Howell
Prior to Mr. Howell’s September 29, 2019 resignation and Mr. Redman’s March 13, 2020 resignation, we were party to employment agreements with each of Messrs. Redman, Smith, Sledge and Howell. The employment agreements provide for an initial two-year term with an automatic renewal for successive one year terms unless either party gives notice of non-extension to the other no later than 90 days prior to the expiration of the then-applicable term.
The employment agreements provide for initial base salaries of $250,000 for each of Messrs. Redman, Smith, Sledge and Howell.
For Messrs. Redman, Smith and Sledge, the employment agreements provide that such Named Executive Officers will be eligible to receive an annual cash bonus in an amount up to 50% of the Named Executive Officer’s annual base salary, based upon individual and Company annual performance targets established by the Board in its sole discretion, stock option awards in connection with the IPO of the Company and four weeks of paid vacation. Pursuant to the terms of the employment agreements, the Board has the discretion to determine the amount of the annual bonuses payable based on achievement of such performance goals.
Mr. Howell’s employment agreement provides that he will be eligible to receive an annual cash bonus in an amount commensurate with other public company executive officers, based upon individual and Company annual performance targets established by the Board in its sole discretion, and equity awards on a basis commensurate with other public company executive officers. In addition, Mr. Howell’s employment agreement provided for a reimbursement for all reasonable expenses that he incurred in connection with his relocation to the Midland, Texas area. Pursuant to the terms of the employment agreement, the Board has the discretion to determine the amount of the annual bonuses payable based on achievement of such performance goals.
As described below in “Potential Payments Upon Termination or Change in Control — Employment Agreements — Employment Agreements with Messrs. Redman, Smith and Sledge,” pursuant to the employment agreements with Messrs. Redman, Smith, Sledge and Howell, upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, each Named Executive Officer is eligible to receive certain severance payments and benefits. Each Named Executive Officer will be required to execute a release of claims in favor of the Company in order to receive his severance benefits. The agreements also contain noncompetition covenants that apply through one year following termination of employment and non-solicitation covenants that apply through three years following termination of employment.
Employment Agreement with Mr. Wilson
On September 25, 2019, the Company entered into an employment agreement with Mr. Wilson appointing him as General Counsel and Corporate Secretary, effective September 30, 2019 (the “Wilson Employment Agreement”). The Wilson Employment Agreement provides for an initial two-year term with an automatic renewal for successive one year terms unless either party gives notice of non-extension to the other no later than 30 days prior to the expiration of the then-applicable term.
The Wilson Employment Agreement provides for (i) an annualized base salary of $400,000, (ii) eligibility to receive an annual cash bonus with a target value of 75% of Mr. Wilson’s base salary under the Bonus Plan (prorated for 2019 based on months of service as General Counsel and Corporate Secretary), (iii) cash retention bonuses equal to $25,000 each, to be paid on the first and second anniversaries of the effective date and (iv) four weeks of paid vacation.
As described below in “Potential Payments Upon Termination or Change in Control — Employment Agreements — Employment Agreement with Mr. Wilson,” pursuant to the Wilson Employment Agreement, upon termination of employment by the Company without Cause or by Mr. Wilson for Good Reason, Mr. Wilson is eligible to receive certain severance payments and benefits. Mr. Wilson will be required to execute a release of claims in favor of the Company in order to receive his severance benefits. The Wilson Employment Agreement also contains noncompetition and non-solicitation covenants that apply through one year following termination of employment.
Letter Agreements with Messrs. Redman and Smith
In connection with Mr. Redman’s removal as principal executive officer, the Company entered into a letter agreement with Mr. Redman effective October 3, 2019 (the “Redman Letter Agreement”). The Redman Letter Agreement describes Mr. Redman’s responsibilities, outlines the reporting relationship of each of the Company’s executive officers and includes Mr. Redman’s acknowledgment of and consent to these changes. The Redman Letter Agreement also confirms that Mr. Redman’s base salary and annual cash bonus opportunity under the Bonus Plan will remain unchanged and subject to Board discretion, and that his annual equity awards under the Existing LTIP will continue to be determined by the Compensation Committee in its sole discretion. The Redman Letter Agreement does not amend or supersede the employment agreement by and between the Company and Mr. Redman, effective April 17, 2013 (the “Redman Employment Agreement”), and confirms that the Redman Employment Agreement shall remain in full effect.

On October 3, 2019, the Company entered into a letter agreement with Mr. Smith memorializing the terms of his revised role as Chief Administrative Officer (the “Smith Letter Agreement”). The Smith Letter Agreement describes Mr. Smith’s responsibilities and compensation as Chief Administrative Officer, including (i) an annualized base salary of $425,000, (ii) eligibility to receive an annual cash bonus under the Bonus Plan with a target value of 65% of his base salary (provided, that his 2019 bonus opportunity will take into account his position, duties and compensation prior to and following his appointment as Chief Administrative Officer and will remain subject to Board discretion) and (iii) continued eligibility to receive annual equity awards under the Existing LTIP as determined by the Compensation Committee of the Board in its sole discretion. The Smith Letter Agreement contains Mr. Smith’s acknowledgment of and consent to the aforementioned changes and provides that the Smith Employment Agreement, is deemed to be amended by the Smith Letter Agreement to the extent that any provision of the Smith Employment Agreement is inconsistent with the terms of the Smith Letter Agreement.
Letter Agreements with Messrs. Gobe and Holderness
On October 3, 2019, the Company entered into a letter agreement with Mr. Gobe memorializing the terms of his role as Executive Chairman (the “Gobe Letter Agreement”). Pursuant to the Gobe Letter Agreement, Mr. Gobe will receive an annualized base salary of $450,000 and will be eligible (i) to receive an annual cash bonus with a target value of 60% of his base salary under the Bonus Plan (prorated for 2019 based on months of service as Executive Chairman) and (ii) in 2020, to receive an equity award under the Existing LTIP with a grant date target value of approximately $637,500.
On October 3, 2019, the Company also entered into a letter agreement with Mr. Holderness memorializing the terms of his role as Interim Chief Financial Officer (the “Holderness Letter Agreement”). Pursuant to the Holderness Letter Agreement, Mr. Holderness will receive an annualized base salary of $500,000 and reimbursement by the Company for reasonable expenses for temporary housing and travel incurred while performing services as Interim Chief Financial Officer. The Holderness Letter Agreement also provides that Mr. Holderness will be eligible (i) to receive an annual cash bonus under the Bonus Plan with a target value of 75% of his base salary (prorated for 2019 based on months of service as Interim Chief Financial Officer) and (ii) in 2020, to receive an equity award under the Existing LTIP with a grant date target value of approximately $1,000,000. So long as Mr. Holderness has aided in identifying, training and successfully transitioning his successor prior to his termination of employment, he will be eligible to receive a pro-rata bonus for the year in which his employment with the Company terminates, calculated based on the portion of such calendar year that he is employed by the Company and the performance of the Company for that full calendar year. See “— Potential Payments Upon Termination or Change in Control — Holderness Agreements”).
Perquisites
As described in Note 4 to the Summary Compensation Table, in 2017 and 2018 the Company unintentionally provided certain perquisites to Messrs. Redman and Smith due to inadequate expense documentation associated with the Company’s expense reimbursement practices. The Company has remediated the internal and disclosure control deficiencies that led to the provision and nondisclosure of these benefits. The Company has also adopted enhanced documentation requirements and revised key internal control policies and procedures with an emphasis on transactions involving related parties or potential conflicts of interest and travel and entertainment expense reimbursement. Messrs. Redman and Smith have each reimbursed the Company for these amounts.
In addition, during 2017 and 2018, the Company provided certain sporting and event tickets to Mr. Redman, made charitable donations on behalf of Messrs. Redman and Sledge, and employed pilots to fly Mr. Redman’s personal plane for both personal and business flights, providing them with salary and health benefits. The Company did not request the Named Executive Officers to reimburse these amounts, but these perquisites are no longer provided by the Company.
The Company has increased the amounts reported in the Summary Compensation Table in the “All Other Compensation” column for each of 2017 and 2018 as appropriate and included additional disclosure in the footnotes thereto to rectify this oversight in the prior disclosures.

Outstanding Equity Awards for Fiscal Year Ended December 31, 2019
The following table reflects information regarding outstanding and unvested stock options, RSUs and PSUs held by our Named Executive Officers as of December 31, 2019.
Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(6) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(5) ($)
Phillip A. Gobe	—	—	—	—	21,459	241,414	—	—
	—	—	—	—	—	—	18,554	208,733
Dale Redman	699,852(1)	—	3.96	6/14/2023	—	—	—	—
	501,540(2)	—	2.25	7/19/2026	—	—	—	—
	59,994(3)	59,994	14.00	3/16/2027	—	—	—	—
	—	—	—	—	160,596	1,806,705	—	—
	—	—	—	—	—	—	320,978	3,611,003
Darin G. Holderness	—	—	—	—	14,552	163,710	—	—
	—	—	—	—	—	—	29,104	327,420
Jeffrey D. Smith	699,852(1)	—	3.96	6/14/2023	—	—	—	—
	310,971(2)	—	2.25	7/19/2026	—	—	—	—
	59,994(3)	59,994	14.00	3/16/2027	—	—	—	—
	—	—	—	—	57,752	649,710	—	—
	—	—	—	—	—	—	116,628	1,312,065
David Sledge	586,755(1)	—	3.96	6/14/2023	—	—	—	—
	231,019(2)	—	2.25	7/19/2026	—	—	—	—
	59,994(3)	59,994	14.00	3/16/2027	—	—	—	—
	—	—	—	—	52,885	594,956	—	—
	—	—	—	—	—	—	104,966	1,180,868
Newton W. “Trey” Wilson III	—	—	—	—	14,552	163,710	—	—
	—	—	—	—	—	—	29,104	327,420
Mark Howell	—	—	—	—	—	—	—	—
Ian Denholm	13,869(3)	—	14.00	10/3/2020	—	—	—	—

(1)
On June 14, 2013, Messrs. Redman, Smith and Sledge were each granted 699,852 options to purchase our common stock that vested in equal annual installments on June 14, 2014, June 14, 2015, June 14, 2016 and June 14, 2017. Mr. Sledge exercised a portion of such options on March 16, 2017 via “cashless exercise” such that Mr. Sledge did not have to deliver any cash to exercise such stock options but the number of shares of common stock delivered by the Company upon the exercise of such stock options was reduced by the number of shares equal to the value of the exercise price and the applicable tax withholding.
(2)
On July 19, 2016, Messrs. Redman, Smith and Sledge were granted 501,540, 310,971 and 231,019 options to purchase our common stock, respectively, that were originally scheduled to vest in equal installments December 31, 2016, June 30, 2017, December 31, 2017, June 30, 2018, and December 30, 2018. However, in connection with our IPO, we fully accelerated the vesting of the unvested portions of these options.

(3)
These amounts reflect option awards granted under the Existing LTIP in connection with our IPO on March 16, 2017. Such awards vest in four substantially equal annual installments commencing on the first anniversary of the grant date. In connection with Mr. Denholm’s separation and pursuant to the terms of the Denholm Separation Agreement (as defined and described below in “Potential Payments Upon Termination or Change in Control — Denholm Separation Agreement”), a pro-rata portion of the stock options granted under the Existing LTIP to Mr. Denholm vested on December 8, 2019, based on months of service during the applicable vesting period, and the exercise period for the vested stock options granted to Mr. Denholm under the Existing LTIP was extended until October 3, 2020. The remainder of Mr. Denholm’s unvested stock options were forfeited upon his separation, pursuant to the terms of the Existing LTIP and the applicable award agreement thereunder.

(4)
The amounts in this column represent RSU awards held by each Named Executive Officer which, other than as described for Mr. Gobe, vest pro-rata over the applicable remaining vesting dates as follows, subject to the Named Executive Officer’s continued employment:

Name	Number of Unvested RSUs on 12/31/2019(b)	Remaining Vesting Dates
Phillip A. Gobe(a)	12,182	First to occur of (i) July 11, 2020, (ii) the day prior to our 2020 annual meeting of stockholders or (iii) the date of a Change in Control
	9,277	October 7, 2020, October 7, 2021 and October 7, 2022
Dale Redman	24,191	June 5, 2020
	48,170	April 18, 2020 and April 18, 2021
	88,235	March 18, 2020, March 18, 2021 and March 18, 2022
Darin G. Holderness	14,552	October 7, 2020, October 7, 2021 and October 7, 2022
Jeffrey D. Smith	9,072	June 5, 2020
	19,268	April 18, 2020 and April 18, 2021
	29,412	March 18, 2020, March 18, 2021 and March 18, 2022
David Sledge	9,072	June 5, 2020
	17,342	April 18, 2020 and April 18, 2021
	26,471	March 18, 2020, March 18, 2021 and March 18, 2022
Newton W. “Trey” Wilson III	14,552	October 7, 2020, October 7, 2021 and October 7, 2022

(a)
For Mr. Gobe, these amounts include a grant of RSUs made pursuant to the Amended Director Compensation Policy in connection with his appointment as a member of the Board and as Chairman of the Board on July 11, 2019. See “Corporate Governance — Director Compensation” for more information.

(b)
Any unvested RSUs held by Mr. Howell were forfeited and cancelled in accordance with the terms of such award agreements in connection with his September 29, 2019 separation, as described below in “Potential Payments Upon Termination or Change in Control — Howell Separation Agreement.” In

connection with Mr. Denholm’s separation and pursuant to the terms of the Denholm Separation Agreement (described below under “Potential Payments Upon Termination or Change in Control — Denholm Separation Agreement”), a pro-rata portion of the RSUs granted to Mr. Denholm during the 2019 calendar year were vested on December 8, 2019, based on months of service during the applicable vesting period.
(5)
The amounts in this column were calculated by multiplying $11.25, the closing price of our common stock on December 31, 2019, by the number of awards reported.

(6)
Pursuant to the applicable SEC rules, the amounts in this column and in the table below reflect the maximum number of PSUs held by each Named Executive Officer which may vest, if at all, based on the performance of the Company’s stock relative to a peer group during the applicable three-year performance period as shown in the below table. The actual number of PSUs earned based on actual performance over the full performance period may range from 0% to 100% of the amount below. All outstanding PSUs, including PSUs granted in 2018 and 2019, were subsequently cancelled and regranted on June 4, 2020 in order to ensure the availability of an exemption from liability under Section 16(b) of the Exchange Act with respect to these awards. No changes were made to the terms of the awards in connection with the cancellation and regranting of such awards other than the date of grant.

Name(a)	Maximum Number of Unvested PSUs on 12/31/2019	Applicable Performance Period End Date
Phillip A. Gobe	18,554	December 31, 2021
Dale Redman	144,508	December 31, 2020
	176,470	December 31, 2021
Darin G. Holderness	29,104	December 31, 2021
Jeffrey D. Smith	57,804	December 31, 2020
	58,824	December 31, 2021
David Sledge	52,024	December 31, 2020
	52,942	December 31, 2021
Newton W. “Trey” Wilson III	29,104	December 31, 2021

(a)
Any unvested PSUs held by Mr. Howell were forfeited and cancelled in accordance with the terms of such award agreements in connection with his September 29, 2019 separation, as described below in “Potential Payments Upon Termination or Change in Control — Howell Separation Agreement.” In connection with Mr. Denholm’s separation and pursuant to the terms of the Denholm Separation Agreement (described below under “Potential Payments Upon Termination or Change in Control — Denholm Separation Agreement”), a pro-rata portion of the PSUs granted to Mr. Denholm during the 2019 calendar year were vested on December 8, 2019, based on target performance and months of service during the applicable performance period.

2019 Option Exercises and Stock Vested
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Phillip A. Gobe	—	—	—	—
Dale Redman	—	—	120,842	1,829,848
Darin G. Holderness	—	—	—	—
Jeffrey D. Smith	—	—	45,919	700,494
David Sledge	—	—	44,955	677,628
Newton W. “Trey” Wilson III	—	—	—	—
Mark Howell	—	—	11,828	247,659
Ian Denholm	—	—	9,449	125,253

(1)
This column reflects the RSUs and PSUs held by each Named Executive Officer that vested during 2019, except as noted below for Mr. Denholm. The target number of PSUs granted to the Named Executive Officers in 2017 vested. For Messrs. Howell and Denholm, this column reflects the RSUs held each Named Executive Officer that vested in accordance with their applicable vesting schedules prior to their respective separations. For Mr. Denholm, this amount also includes the accelerated vesting of certain of his outstanding RSUs and PSUs, based upon target performance, as provided for in the Denholm Separation Agreement and as described below under “Potential Payments Upon Termination or Change in Control — Denholm Separation Agreement.”

(2)
This column reflects the aggregate market value realized by each Named Executive Officer upon vesting, calculated by multiplying the number of RSUs and PSUs that vested (including shares withheld for tax withholding purposes) by the closing price of our common stock on the applicable vesting date.

Pension Benefits
We do not sponsor any qualified or non-qualified defined benefit pension plans.
Nonqualified Deferred Compensation
We do not have any non-qualified deferred compensation plans.
Potential Payments upon Termination or Change in Control
Employment Agreements
On December 31, 2019, we were party to employment agreements with each of Messrs. Redman, Smith, Sledge and Wilson. Prior to his September 29, 2019 resignation, we were also party to an employment agreement with Mr. Howell, but his severance amounts were not determined in accordance with his employment agreement and are described below under “— Howell Separation Agreement.” As of December 31, 2019, none of our other Named Executive Officers are party to an employment agreement or any other agreement that provides for severance payments or benefits. As of the filing of this Annual Report, we were not a party to any employment or letter agreements with any of our Named Executive Officers, other than Mr. Sledge, that provide for severance payments or benefits. Certain of our Named Executive Officers are participants in the Executive Severance Plan, which is described in detail below in the sub-section entitled “Actions Taken Following December 31, 2019.”

Employment Agreements with Messrs. Redman, Smith and Sledge
The employment agreements with Messrs. Redman, Smith and Sledge provide such Named Executive Officers with the following severance payments and benefits upon their termination of employment without “Cause” or resignation for “Good Reason” (each as defined below):
•
Lump sum payment equal to the amount of earned but unpaid base salary, reimbursement for all incurred but unreimbursed expenses and the value of all accrued but unused vacation (the “Standard Accrued Amounts”);

•
One times the sum of (i) the Named Executive Officer’s current annualized base salary and (ii) the amount of the Named Executive Officer’s annual bonus paid for the year prior to the year of termination, payable in equal installments in accordance with normal payroll practices for the 12 months following the termination date;

•
Payment of any earned but unpaid annual bonus for the year prior to the year of the termination, payable at the time such bonuses are paid to other executives; and

•
Reimbursement for the excess of the premiums for continued health coverage for the Named Executive Officer, his spouse and his eligible dependents under the Company’s group health plans in accordance with COBRA over the current employee rates for up to 12 months, or if earlier, the date that the Named Executive Officer becomes covered under another employer’s group health plans.

To receive the above described severance payments and benefits, each Named Executive Officer must execute a release of claims in favor of the Company and comply with the terms of his employment agreement, including a one-year non-competition and three-year non-solicitation obligation as well as a perpetual confidentiality and non-disparagement obligation.
Only the Standard Accrued Amounts are payable in the event of the Named Executive Officer’s termination due to his death or “Disability” (as defined below), and the Named Executive Officers are not entitled to enhanced severance payments or benefits upon termination in connection with or following a change in control.
As used in the employment agreements with Messrs. Redman, Smith and Sledge, the following terms generally mean:
•
“Cause” generally means the Named Executive Officer’s (i) willful failure or refusal (other than due to Disability) to perform obligations or any lawful directive from the Board, subject to a 30-day cure period, (ii) commission, conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iii) unlawful use or possession of illegal drugs on the Company’s premises or while performing duties, (iv) fraud, embezzlement, misappropriation, misconduct, conversion of assets of the Company or breach of fiduciary duty or (v) material breach of the employment agreement or any agreement with the Company or its affiliates, subject to a 30-day cure period.

•
“Good Reason” generally means (i) the material diminution in the Named Executive Officer’s base salary, authority, duties, or responsibilities or (ii) the material breach by the Company of any of its obligations under the employment agreement, in each case, subject to a 90-day notice period, 30-day cure period and the Named Executive Officer’s resignation within six months of the end of the cure period.

•
“Disability” generally means the Named Executive Officer’s inability to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for at least 12 continuous months.

Employment Agreement with Mr. Wilson
On September 25, 2019, we entered into the Wilson Employment Agreement that provides Mr. Wilson with the following severance payments and benefits upon his termination of employment without “Cause” or resignation for “Good Reason” (each as defined below):
•
Lump sum payment equal to the amount of earned but unpaid base salary (the “Wilson Accrued Amounts”); and

•
One times (or, if such termination or resignation, as applicable, occurs within 12 months following a “Change in Control” (as defined in the Existing LTIP and as described below), one and one half times) the sum of (i) Mr. Wilson’s then-current annualized base salary and (ii) the target amount of Mr. Wilson’s annual bonus for the year of the termination, payable in equal installments in accordance with normal payroll practices for the 12 months following the termination date.

To receive the above described severance payments and benefits, Mr. Wilson must execute a release of claims in favor of the Company and comply with the terms of the Wilson Employment Agreement, including a one-year non-competition and one-year non-solicitation obligation as well as a perpetual confidentiality obligation.
Only the Wilson Accrued Amounts are payable in the event of the Mr. Wilson’s termination due to his death or “Disability” (as defined below).
As used in the Wilson Employment Agreement, the following terms generally mean:
•
“Cause” generally means Mr. Wilson’s (i) material breach of the employment agreement or any other agreement with the Company or its affiliates, subject to a 30-day notice and 15-day cure period, (ii) material breach of the Company’s or its affiliates’ policies or code of conduct applicable to Mr. Wilson, subject to a 30-day notice and 15-day cure period, (iii) material breach of any law applicable to the workplace or employment relationship, subject to a 30-day notice and 15-day cure period, (iv) gross negligence, material misconduct reflecting negatively on the Company, breach of fiduciary duty, fraud, theft or embezzlement, (v) conviction of or plea of nolo contendere to any felony (or state law equivalent) or any crime involving moral turpitude, (vi) material failure or refusal (other than due to Disability) to perform obligations or any lawful director from the Board or the Company’s principal executive officer, subject to a 30-day notice and 15-day cure period, (vii) unlawful use or possession of illegal drugs on the Company’s premises or while performing duties, (viii) failure to exercise the degree of care, skill and diligence as lawyers of ordinary skill and knowledge commonly possess and exercise or failure to act with undivided loyalty to the Company and its affiliates, subject to a 30-day notice and 15-day cure period, or (ix) failure to maintain a license to practice law in the state of Texas or failure to maintain good standing with the State Bar of Texas.

•
“Good Reason” generally means (i) the material diminution in Mr. Wilson’s base salary, authority, duties, or responsibilities (provided that his removal from the board of directors or as an officer of any of the Company’s affiliates shall not constitute Good Reason), (ii) the material breach by the Company of any of its obligations under the employment agreement or (iii) Mr. Wilson’s relocation by more than 50 miles from his current place of business, in each case, subject to a 30-day notice period, 15-day cure period and Mr. Wilson’s resignation within 75 days of the end of the cure period.

•
“Disability” generally means Mr. Wilson’s inability to perform the essential functions of his job due to physical or mental impairment for a period that exceeds 120 consecutive days or 180 total days in any 12-month period, as determined by the Board.

Holderness Agreements
On October 3, 2019, we entered into the Holderness Letter Agreement that provides Mr. Holderness with the eligibility to receive a pro-rata bonus for the year in which his employment with the Company terminates, calculated based on the portion of such calendar year that he is employed by the Company and the performance of the Company for that full calendar year and payable at the time that such annual bonuses are paid to other executives. The pro-rata bonus is only payable upon Mr. Holderness’s termination of employment if Mr. Holderness is deemed a “good leaver” (as defined below).

In addition, Mr. Holderness’s 2019 award agreements under the Existing LTIP provide Mr. Holderness with the following upon his termination of employment if Mr. Holderness is deemed a good leaver:
•
Accelerated vesting of a pro-rata number of RSUs, calculated based on the number of days Mr. Holderness was employed by the Company during the applicable vesting period; and

•
Deemed satisfaction of the applicable service requirement with respect to a pro-rata number of PSUs, calculated based on the number of days employed by the Company during the applicable performance period, which remain outstanding and eligible to vest subject to satisfaction of the applicable performance metrics through the end of the applicable performance period.

To receive the above described severance payments and benefits, Mr. Holderness must execute a release of claims in favor of the Company and comply with the terms of the Holderness Letter Agreement and Mr. Holderness’s award agreements under the Existing LTIP, including a one-year non-competition and two-year non-solicitation obligation as well as a perpetual confidentiality obligation.
In the event of the Mr. Holderness’s termination due to his death, “Disability” or “Retirement” (each as defined below in “— Incentive Plan Awards”), his RSU and PSU awards will be treated in accordance with the terms of the Existing LTIP, as described below in “— Incentive Plan Awards.”
As used in the Holderness Letter Agreement and in the RSU and PSU award agreements with Mr. Holderness, “good leaver” generally means that Mr. Holderness has aided in identifying, training and successfully transitioning his successor prior to his termination of service.
Stock Option Plan Awards
The stock options granted under the Stock Option Plan are fully vested. The vested and outstanding stock options awarded under the Stock Option Plan will remain outstanding and exercisable for 90 days following a Named Executive Officer’s termination of service without “Cause” or due to his resignation for “Good Reason” and will remain outstanding and exercisable for 12 months following a Named Executive Officer’s termination of service due to his death or “Disability.”
Only Messrs. Redman, Smith and Sledge hold stock options under the Stock Option Plan, and “Cause,” “Good Reason” and “Disability” are each as defined under their employment agreements for purposes of the Stock Option Plan.
Incentive Plan Awards
Mr. Holderness’s equity awards under the Existing LTIP are governed by the terms of the award agreements for Mr. Holderness described above under “— Holderness Agreements.” All other Named Executive Officers’ equity awards are subject to the following terms.
Pursuant to the Existing LTIP, in the event of a termination of employment of a Named Executive Officer due to his death, “Disability” or “Retirement,” (i) all unvested RSUs and stock options that would have vested had the Named Executive Officer continued his service during the 12 months following the termination will vest on such termination or resignation date, and (ii) with respect to any unvested PSUs, if such termination of employment occurs within one year prior to the last day of the applicable performance period, the Named Executive Officer’s unvested PSUs will remain outstanding and eligible to vest at the end of the applicable performance period.
In the event of a termination of a Named Executive Officer by the Company without “Cause” upon or within one year following a “Change in Control,” all unvested RSUs, stock options and PSUs will immediately vest based on performance as of the date of the Change in Control. In the event of a termination of employment of a Named Executive Officer for any other reason, all unvested RSUs and PSUs will be forfeited immediately upon the termination.
Mr. Gobe’s RSUs received for his service as a director under the Existing LTIP shall vest in full upon a Change in Control. Otherwise, such RSUs are governed by the terms set forth above. All of Mr. Gobe’s equity awards received for his service as an executive officer under the Existing LTIP shall be governed in accordance with the terms set forth above.

To receive the above described severance payments and benefits, the Named Executive Officers must execute a release of claims in favor of the Company and comply with the terms of certain restrictive covenants, including a one-year non-competition and two-year non-solicitation obligation as well as a perpetual confidentiality and non-disparagement obligations.
As used in the Existing LTIP and the award agreements thereunder, “Cause” and “Disability” have the meaning set forth in each Named Executive Officer’s employment agreement, or, if none, generally have the meanings set forth below. In addition, “Retirement” and “Change in Control” generally have the meanings set forth below.
•
“Cause” generally means the Named Executive Officer’s (i) willful failure to substantially perform his duties, (ii) willful failure to carry out, or comply with, in any material respect any lawful directive of our board of directors, (iii) commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, a plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing his duties and responsibilities, (v) commission at any time of any act of fraud, embezzlement, misappropriation, misconduct, conversion of assets of the Company or breach of fiduciary duty against the Company or (vi) material breach of the employment agreement or any other agreement with the Company, subject to certain procedural requirements.

•
“Change of Control” generally means (i) any transaction or series of transactions whereby any person, other than the Company, any of its subsidiaries or any Company benefit plan, acquires beneficial ownership of 30% or more of the total combined voting power of the Company’s securities, (ii) the current members of the Board cease to constitute a majority of the Board for any reason, (iii) the consummation by the Company of a merger, consolidation, reorganization or business combination or a sale of all or substantially all of the Company’s assets, unless (a) the Company controls the successor entity, (b) no person owns 50% or more of the combined voting power of the successor entity or (c) the current members of the Board represent the majority of the successor entity’s board or (iv) the tenth day following the complete dissolution of the Company.

•
“Disability” generally means the Named Executive Officer’s inability to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.

•
“Retirement” generally means the termination of the Named Executive Officer’s employment following his attainment of both (i) age 60 and (ii) ten years of service with the Company or one of its affiliates.

Quantification of Benefits on Termination
The table below quantifies the payments and benefits that would have been paid to our Named Executive Officers pursuant to the terms of the employment agreements and equity award agreements in the event of certain terminations of employment with us, had such terminations occurred on December 31, 2019.
Name	Termination without Cause or Resignation for Good Reason(1) ($)	Termination as a Result of Death, Disability or Retirement(2) ($)	Termination Without Cause Within One Year Following a Change in Control(3) ($)	Resignation for Good Reason Within One Year Following a Change in Control(3) ($)
Phillip A. Gobe
Cash Severance(4)	—	—	—	—
Pro-Rata Bonus(5)	—	—	—	—
COBRA Subsidy(6)	—	—	—	—
RSU & PSU Acceleration(7)	—	171,833	345,780	137,048
Stock Option Acceleration(7)	—	—	—	—
Total	—	171,833	345,780	137,048

Name	Termination without Cause or Resignation for Good Reason(1) ($)	Termination as a Result of Death, Disability or Retirement(2) ($)	Termination Without Cause Within One Year Following a Change in Control(3) ($)	Resignation for Good Reason Within One Year Following a Change in Control(3) ($)
Dale Redman
Cash Severance(4)	2,100,000	—	2,100,000	2,100,000
Pro-Rata Bonus(5)	—	—	—	—
COBRA Subsidy(6)	5,976	—	5,976	5,976
RSU & PSU Acceleration(7)	—	1,687,961	3,612,206	—
Stock Option Acceleration(7)	—	—
Total	2,105,976	1,687,961	5,718,182	2,105,976
Darin G. Holderness
Cash Severance(4)	—	—	—	—
Pro-Rata Bonus(5)	200,000	—	—	—
COBRA Subsidy(6)	—	—	—	—
RSU & PSU Acceleration(7)	66,814	54,563	327,420	—
Stock Option Acceleration(7)	—	—	—	—
Total	266,814	54,563	327,420	—
Jeffrey D. Smith
Cash Severance(4)	1,175,000	—	1,175,000	1,175,000
Pro-Rata Bonus(5)	—	—	—	—
COBRA Subsidy(6)	5,976	—	5,976	5,976
RSU & PSU Acceleration(7)	—	645,941	1,305,743	—
Stock Option Acceleration(7)	—	—	—	—
Total	1,180,976	645,941	2,486,719	1,180,976
David Sledge
Cash Severance(4)	1,275,000	—	1,275,000	1,275,000
Pro-Rata Bonus(5)	—	—	—	—
COBRA Subsidy(6)	5,980	—	5,980	5,980
RSU & PSU Acceleration(7)	—	591,503	1,185,390	—
Stock Option Acceleration(7)	—	—	—	—
Total	1,280,980	591,503	2,466,370	1,280,980
Newton W. “Trey” Wilson
Cash Severance(4)	700,000	—	1,050,000	1,050,000
Pro-Rata Bonus(5)	—	—	—	—
COBRA Subsidy(6)	—	—	—	—
RSU & PSU Acceleration(7)	—	54,563	327,420	—
Stock Option Acceleration(7)	—	—	—	—
Total	700,000	54,563	1,377,420	1,050,000

(1)
Amounts in this column reflect payments made upon termination by the Company without “Cause” or by the Named Executive Officer for “Good Reason.” For Mr. Gobe, such quoted terms are as defined in the applicable award agreement, and for Messrs. Redman, Smith, Sledge and Wilson, such quoted terms are as defined in his employment agreement, in each case, as described above. For purposes of this table, we are equating a termination without “Cause” or resignation for “Good Reason” with Mr. Holderness’s “good leaver” resignation and have included payments he would receive upon his separation as a “good leaver” in this column only.
(2)
Amounts in this column reflect payments made upon termination as a result of the Named Executive Officer’s death, “Disability” or “Retirement.” For Messrs. Gobe and Holderness, such quoted terms are as defined in the applicable award agreement, and for Messrs. Redman, Smith, Sledge and Wilson, “Disability” is as defined in his employment agreement and “Retirement” is defined in the applicable award agreement, in each case, as described above. Currently, only Messrs. Smith and Sledge are Retirement eligible.

(3)
Amounts in this column reflect payments made upon termination by the Company without Cause or by the Named Executive Officer for Good Reason, in each case, within 12 months following a “Change in Control.” As described above under “— Incentive Plan Awards,” RSUs, stock options and PSUs granted under the Existing LTIP are accelerated in connection with a Named Executive Officer’s termination without Cause within 12 months following a Change in Control but are not accelerated in connection with a Named Executive Officer’s resignation for Good Reason, whether or not such resignation follows a Change in Control. For purposes of this table, we are including the value of the 12,182 RSUs Mr. Gobe was granted as a director in these columns. However, these RSUs would vest immediately upon Change in Control, whether or not Mr. Gobe is terminated without Cause within 12 months following such Change in Control.

(4)
Pursuant to the employment agreements, upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, each Named Executive Officer with an employment agreement will receive the sum of his then current annual base salary and the amount of his annual bonus paid to him for the immediately preceding calendar year (or, for Mr. Wilson, the target amount of his annual bonus for the current calendar year), payable in 12 equal installments over the year following termination. Messrs. Gobe and Holderness are not party to an employment agreement and are not entitled to any cash severance.

(5)
Pursuant to the terms of the Holderness Letter Agreement, Mr. Holderness is the only Named Executive Officer eligible to receive a pro-rata bonus, based upon the number of days Mr. Holderness was employed by the Company during the applicable calendar year, upon his separation as a “good leaver,” as described above under “— Holderness Agreements.” The full bonus paid to Mr. Holderness for performance during 2019 is included in the table because it was prorated based upon his service from October 3, 2019 to December 31, 2019 prior to payment. See “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Letter Agreements with Messrs. Gobe and Holderness.”

(6)
Pursuant to the employment agreements with Messrs. Redman, Smith and Sledge, upon termination of employment by the Company without Cause or by the Named Executive Officer for Good Reason, whether or not within 12 months following a Change in Control, the Company will reimburse the Named Executive Officer for the difference between the cost of the COBRA premiums and the cost for similarly-situated employees to effect such coverage under the Company’s group health plans for up to 12 months following such termination. The COBRA reimbursement amount is based on the premiums in effect on December 31, 2019 and each applicable Named Executive Officer’s elections in place on such date, which are assumed for purposes of this table to remain the same throughout the period for which the COBRA reimbursement would be available. Messrs. Gobe and Holderness are not party to an employment agreement and are not entitled to such benefit, and Mr. Wilson’s employment agreement does not provide for this benefit.

(7)
For the RSUs, these amounts are calculated by multiplying the number of RSUs that would have become vested upon the applicable event by $11.25, the closing price of our common stock on December 31, 2019. The unvested stock options have an exercise price of $14.00, which is $2.75 more than the market value of our common stock on December 31, 2019, so the value of any accelerated stock options has not been included in this table. These amounts are calculated for the PSUs by multiplying the number of PSUs that would become vested upon the applicable event by $11.25, the closing price of our common stock on December 31, 2019. The number of PSUs used in such calculation reflects actual performance as of December 31, 2019, which was at target for all outstanding PSUs. However, PSUs that vest as a result of (i) a Named Executive Officer’s death, Disability or Retirement and (ii) Mr. Holderness’ separation from service as a “good leaver” will vest based on actual performance as of the end of the applicable performance period, and, as a result, the amounts included reflect estimated payouts of such PSUs.
Howell Separation Agreement
On August 30, 2019, Mr. Howell and the Company entered into a Separation and General Release Agreement (the “Howell Separation Agreement”), pursuant to which Mr. Howell’s employment with the Company terminated on September 29, 2019 (the “Howell Separation Date”). Under the Howell Separation Agreement, Mr. Howell became entitled to receive the following benefits, subject to his execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants:
•
Lump-sum cash payment equal to $725,000, payable shortly following the Howell Separation Date;

•
Cash severance equal to $725,000, payable in equal installments during the one-year period following the Howell Separation Date; and

•
Partially subsidized continuation coverage for Mr. Howell, his spouse and his eligible dependents under the Company’s group health plans pursuant to COBRA for 12 months following the Howell Separation Date, or if earlier, the date Mr. Howell becomes covered under the group health plan of another employer.

Upon the Howell Separation Date, Mr. Howell forfeited all unvested equity awards in connection with his separation pursuant to the terms of the Existing LTIP.
The table below quantifies the value of the payments and benefits received or to be received by Mr. Howell pursuant to the Howell Separation Agreement.
Type of Benefits	Severance Payments($)
Cash Severance	1,450,000
COBRA Subsidy(1)	6,070
Total	1,456,070

(1)
The COBRA reimbursement amount is based on the premium in effect on the Howell Separation Date and Mr. Howell’s elections in place on such date, which are assumed for purposes of this table to remain the same throughout the 12-month period for which the COBRA reimbursement would be available.

Denholm Separation Agreement
On October 3, 2019, Mr. Denholm and the Company entered into a Separation and General Release Agreement (the “Denholm Separation Agreement”) pursuant to which Mr. Denholm’s employment with the Company terminated on December 8, 2019 (the “Denholm Separation Date”). Pursuant to the terms of the Denholm Separation Agreement, Mr. Denholm continued to receive the base salary and benefits to which he was entitled immediately prior to his resignation as Chief Accounting Officer until the Denholm Separation Date. Further, under the Denholm Separation Agreement, Mr. Denholm became entitled to receive the following benefits, subject to his execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants:
•
Cash severance equal to $490,000, payable in equal installments during the one-year period following the Howell Separation Date;

•
Partially subsidized continuation coverage for Mr. Denholm, his spouse and his eligible dependents under the Company’s group health plans pursuant to COBRA for 12 months following the Denholm Separation Date, or if earlier, the date Mr. Denholm becomes covered under the group health plan of another employer;

•
Accelerated vesting of 2,995 stock options granted under the Existing LTIP;

•
Accelerated vesting of 2,151 RSUs granted under the Existing LTIP;

•
Deemed satisfaction of the applicable service requirement with respect to and accelerated vesting of 4,257 PSUs, based on target performance; and

•
Extension of the exercise period of Mr. Denholm’s stock options granted under the Existing LTIP that have become vested and are outstanding as of the Denholm Separation Date such that they shall not be forfeited on the 91st day following the Denholm Separation Date pursuant to the terms of the Existing LTIP but instead shall remain outstanding and eligible to vest until October 3, 2020.

In addition, the Company agreed to pay Mr. Denholm a lump sum payment equal to the value of all accrued but unused vacation in connection with his separation. Upon the Denholm Separation Date, Mr. Denholm forfeited all other unvested equity awards in connection with his separation pursuant to the terms of the Existing LTIP.
The table below quantifies the value of the payments and benefits received or to be received by Mr. Denholm pursuant to the Denholm Separation Agreement.
Type of Benefits	Severance Payments ($)
Vacation Payout	10,682
Cash Severance	490,000
COBRA Subsidy(1)	6,064
Stock Option Acceleration(2)	—
RSU Acceleration(2)	20,305
PSU Acceleration(2)	40,186
Total	567,237

(1)
The COBRA reimbursement amount is based on the premium in effect on the Denholm Separation Date and Mr. Denholm’s elections in place on such date, which are assumed for purposes of this table to remain the same throughout the 12-month period for which the COBRA reimbursement would be available.

(2)
For the RSUs and PSUs, these amounts are calculated by multiplying the number of RSUs and PSUs that were vested on the Denholm Separation Date by $9.44, the closing price of our common stock on the last trading day prior to the Denholm Separation Date. The unvested stock options have an exercise price of $14.00, which is $4.56 more than the market value of our common stock on the Denholm Separation Date, so the value of any accelerated stock options has not been included in this table.

Actions Taken Following December 31, 2019
Redman Separation Agreement
On March 13, 2020, Mr. Redman and the Company entered into a Separation and Release Agreement (the “Redman Separation Agreement”), pursuant to which Mr. Redman’s employment with the Company terminated on March 13, 2020 (the “Redman Separation Date”). Under the Redman Separation Agreement, Mr. Redman became entitled to receive the following benefits, subject to his execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants, including additional restrictive covenants that result in a total of a five-year non-competition and non-solicitation obligation (an increase from the one-year non-competition and three-year non-solicitation obligation set forth in Mr. Redman’s employment agreement):
•
Lump-sum cash payment equal to $38,217 for his accrued but unused vacation days;

•
Extension of the exercise period of Mr. Redman’s stock options granted under the Stock Option Plan and the Existing LTIP that have become vested and are outstanding as of the Redman Separation Date such that they shall not be forfeited on the 91st day following the Redman Separation Date pursuant to the terms of the applicable plans but instead shall remain outstanding and eligible to vest until the one-year anniversary of the Redman Separation Date;
•
The ability to exercise his vested and unexercised stock options using a “cashless exercise” during the extended exercise period such that Mr. Redman does not have to deliver any cash to exercise such stock options but the number of shares of common stock delivered by the Company upon the exercise of such stock options shall be reduced by the number of shares equal to the value of the exercise price and the applicable tax withholding; and

•
Full reimbursement of the cost of continuation coverage for Mr. Redman, his spouse and his eligible dependents under the Company’s group health plans pursuant to COBRA for 18 months following the Redman Separation Date, or if earlier, the date Mr. Redman becomes covered under the group health plan of another employer.

Mr. Redman forfeited all unvested equity awards in connection with his separation pursuant to the terms of the Existing LTIP.
The table below quantifies the value of the payments and benefits received or to be received by Mr. Redman pursuant to the Redman Separation Agreement.
Type of Benefits	Severance Payments ($)
Vacation Payout	38,217
Stock Option Extension(1)	679,239
“Cashless Exercise” of Stock Options	—
COBRA Subsidy(2)	8,965
Total	726,421

(1)
The value of the stock option extension is equal to the incremental fair value of the modification of such awards, calculated in accordance with FASB ASC Topic 718.

(2)
The COBRA reimbursement amount is based on the premium in effect on the Redman Separation Date and Mr. Redman’s elections in place on such date, which are assumed for purposes of this table to remain the same throughout the 18-month period for which the COBRA reimbursement would be available.

Letter Agreement with Jeffrey D. Smith
Pursuant to the 2020 Smith Letter Agreement and in connection with Mr. Smith’s appointment as Senior Advisor to the Chief Executive Officer, Mr. Smith’s employment agreement was terminated as of March 13, 2020. Mr. Smith is no longer eligible to receive any cash severance benefits upon his termination of employment for any reason. As consideration for the removal of Mr. Smith’s employment agreement, Mr. Smith received the ability to exercise his (i) vested and outstanding stock options under the Stock Option Plan for up to one year following his termination of employment and (ii) vested and outstanding stock options under the Existing LTIP for up to one year following the date he ceases to provide services to the Company, in each case, using a “cashless exercise” such that Mr. Smith does not have to deliver any cash to exercise such stock options but the number of shares of common stock delivered by the Company upon the exercise of such stock options shall be reduced by the number of shares equal to the value of the exercise price and the applicable withholding.
Amended Executive Severance Plan
On March 13, 2020, the Board adopted the Executive Severance Plan, pursuant to which the Named Executive Officers are eligible to receive severance payments and benefits, as described in more detail below. On April 10, 2020, the Board adopted the Amended Executive Severance Plan such that the severance amounts payable upon certain terminations of employment are calculated without taking into account any temporary reduction to a participant’s annualized base salary in connection with a general reduction in base salaries that affects all similarly situated employees of the Company in substantially the same proportions, as determined by the Compensation Committee in its sole discretion.

Following the approval of the Executive Severance Plan and the Amended Executive Severance Plan, none of the Named Executive Officers other than Mr. Sledge have an employment agreement with the Company, and Messrs. Gobe, Holderness and Wilson each have entered into a participation agreement with the Company such that Mr. Gobe is a “Tier 1 Executive,” Mr. Holderness is a “Tier 2 Executive” and Mr. Wilson is a “Tier 3 Executive” in the Amended Executive Severance Plan (each quoted term as defined in the Amended Executive Severance Plan and described below).
Upon the Named Executive Officer’s termination without “Cause” or a resignation for “Good Reason” (each as defined in the Amended Executive Severance Plan and described below), participants in the Amended Executive Severance Plan will be eligible to receive the following benefits:
•
A lump sum cash payment equal to 2.0 (for Tier 1 Executives), 1.5 (for Tier 2 Executives) or 1.0 (for Tier 3 Executives) times the sum of the participant’s (i) annualized base salary then in effect and (ii) target annual bonus for the year in which the termination occurred;

•
Any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives; and

•
Reimbursement for a portion of the cost of continuation coverage for the participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to COBRA for 12 months (or 18 months for Tier 1 Executives), unless such coverage is earlier terminated in accordance with the terms of the Amended Executive Severance Plan.

Upon a termination without Cause or a resignation for Good Reason within 12 months following a “Change in Control” (as defined in the Amended Executive Severance Plan), participants in the Amended Executive Severance Plan will be eligible to receive the following benefits:
•
A lump sum cash payment equal to 3.0 (for Tier 1 Executives), 2.0 (for Tier 2 Executives) or 1.5 (for Tier 3 Executives) times the sum of the participant’s (i) annualized base salary then in effect and (ii) target annual bonus as in effect immediately prior to the Change in Control;

•
Any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives;

•
A lump sum cash payment equal to a prorated target bonus for the year of termination based on days of service during the applicable calendar year; and

•
Full reimbursement of the cost of continuation coverage for the participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to the COBRA, for 12 months (or 18 months for Tier 1 Executives), unless such coverage is earlier terminated in accordance with the terms of the Amended Executive Severance Plan.

Additionally, if a participant’s employment with the Company terminates as a result of his or her death or “Disability” (as defined in the Amended Executive Severance Plan), then the participant will be eligible to receive the following benefits:
•
Any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to all other executives; and

•
A lump sum cash payment equal to a prorated target bonus for the year of termination based on days of service during the applicable calendar year.

In order to receive any of the foregoing severance benefits under the Amended Executive Severance Plan, a participant must timely execute (and not revoke) a release of claims in favor of the Company and its affiliates. Further, the Amended Executive Severance Plan requires continued compliance with certain confidentiality, non-competition, non-solicitation and non-disparagement covenants as set forth in the award agreements under the Existing LTIP. If the severance benefits under the Amended Executive Severance Plan would trigger an excise tax for a participant under Section 4999 or Section 280G of the Code (“Section 280G”) the Amended Executive Severance Plan provides that the participant’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the participant would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

As used in the Amended Executive Severance Plan, the following terms generally mean:
•
“Cause” generally means the Named Executive Officer’s (i) material breach of the employment agreement or any other agreement with the Company or its affiliates, subject to a 30-day notice and 15-day cure period, (ii) material breach of the Company’s or its affiliates’ policies or code of conduct applicable to the Named Executive Officer, (iii) violation of any law applicable to the workplace or employment relationship, (iv) gross negligence, material misconduct reflecting negatively on the Company, breach of fiduciary duty, fraud, theft or embezzlement, (v) conviction of or plea of nolo contendere to any felony (or state law equivalent) or any crime involving moral turpitude, (vi) material failure or refusal (other than due to Disability) to perform obligations or any lawful director from the Board or an officer of the Company, subject to a 30-day notice and 15-day cure period, (vii) unlawful use or possession of illegal drugs on the Company’s premises or while performing duties, (viii) failure to exercise the degree of care, skill and diligence as employees of ordinary skill and knowledge commonly possess and exercise, subject to a 30-day notice and 15-day cure period, or (ix) failure to act with undivided loyalty to the Company and its affiliates.

•
“Change in Control” has the meaning given to it under the Existing LTIP.

•
“Good Reason” generally means (i) the material diminution in the Named Executive Officer’s base salary, unless in connection with a general reduction in base salaries that affects all similarly situated employees, (ii) material diminution in the Named Executive Officer’s authority, duties, or responsibilities unless in connection with an internal investigation by the Company (provided that his removal from the board of directors or as an officer of any of the Company’s affiliates shall not constitute Good Reason), (iii) the material breach by the Company of any of its obligations under the agreement or (iv) the Named Executive Officer’s relocation by more than 50 miles from his current place of business, in each case, subject to a 30-day notice period, 15-day cure period and the Named Executive Officer’s resignation within 75 days of the end of the cure period.

•
“Disability” generally means the Named Executive Officer’s inability to perform the essential functions of his job due to physical or mental impairment for a period that exceeds 120 consecutive days or 180 total days in any 12-month period, as determined by the Board.

Letter Agreement with David Sledge
On April 9, 2020, the Company entered into the Sledge Letter Agreement whereby, similar to the terms of the Amended Executive Severance Plan, Mr. Sledge’s revised annualized base salary will not be used for purposes of calculating any severance payment that Mr. Sledge may become eligible to receive pursuant to the terms of the Sledge Employment Agreement.
CEO Pay Ratio
2019 CEO Pay Ratio
As of December 31, 2019, the Company employed approximately 2,200 people, all in the United States. Using a consistently applied compensation measure, we determined as of December 31, 2019 the total annual cash compensation of each of our employees (excluding our Former Chief Executive Officer), and then identified the “median employee” within our employee population.
To identify the median compensated employee, we used total annual cash compensation, including base salary, actual bonus paid and overtime and allowances as applicable. Salaries were annualized for those full and part-time employees who did not work for the full year. Reasonable estimates of cash compensation were made for those employees who were hired during 2019 using current base salary and target bonus amounts and any overtime or allowances paid during 2019. Once the median employee was identified, we determined his or her annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC rules, which resulted in annual total compensation for the median employee equal to $92,370 for 2019. This calculation is the same calculation used to determine total compensation for purposes of the 2019 Summary Compensation Table with respect to each of the Named Executive Officers.
Our Former Chief Executive Officer’s 2019 total compensation was $5,724,908. Therefore, the ratio of our Former Chief Executive Officer’s compensation to the median employee’s compensation was 62 to 1 for 2019.

SEC rules do not specify a single methodology for identification of the median employee, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s pay ratio as disclosed above. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.
2018 CEO Pay Ratio
Due to the (i) previously inaccurate disclosure of our Former Chief Executive Officer’s total compensation in 2018, as described in “— Summary Compensation Table” and “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table-Perquisites” and (ii) inadvertent annualization of certain temporary employees’ compensation, the ratio of our Former Chief Executive Officer’s compensation to the median employee’s compensation for 2018 was unintentionally and incorrectly reported as 61 to 1 in our Proxy Statement on Schedule 14A for the fiscal year ended December 31, 2018.
To rectify this oversight in the prior disclosures, the Company has recalculated the ratio of our Former Chief Executive Officer’s compensation to the median employee’s compensation for 2018 using the methodology set forth above in “— 2019 CEO Pay Ratio.”
The annual total compensation for the median employee in 2018, as determined in accordance with Item 402(c)(2)(x) of Regulation S-K pursuant to SEC rules, was equal to $104,374. As corrected in the Summary Compensation Table and the footnotes thereto, our Former Chief Executive Officer’s total compensation for 2018, also calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, was $5,750,012. The correct ratio of our Former Chief Executive Officer’s compensation to the median employee’s compensation was 55 to 1 for 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Stockholders
The following table presents certain information as of August 26, 2020, based on 100,898,445 shares of common stock outstanding as of such date, as to:
•
each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,

•
each director and director nominee,

•
each Named Executive Officer, and

•
all current directors and executive officers as a group.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	Percentage
5% Stockholders
Pioneer Natural Resources Company(2)	16,600,000	16.5%
BlackRock, Inc.(3)	13,105,996	13.0%
THRC Holdings, L.P(4)	10,000,000	9.9%
The Vanguard Group(5)	8,874,987	8.8%
Directors and Named Executive Officers(6)
Phillip A. Gobe	12,307	*
Darin G. Holderness	4,850	*
David Sledge	966,078	1.0%
Newton W. “Trey” Wilson III	4,850	*
Dale Redman(7)	1,741,280	1.7%
Jeffrey D. Smith(8)	1,193,500	1.2%
Mark Howell(9)	8,634	*
Ian Denholm(10)	21,255	*
Spencer D. Armour III	614,953	*
Mark S. Berg	12,274	*
Anthony J. Best	16,027	*
Michele V. Choka	—	*
Alan E. Douglas	22,179	*
Jack B. Moore	22,179	*
All Directors and Executive Officers as a group (14 persons)	4,640,366	4.6%

*
Less than 1%.

(1)
Unless otherwise indicated, the address for each beneficial owners in this table is c/o ProPetro Holding Corp., 1706 S. Midkiff, Midland, Texas 79701.

(2)
Based on a Schedule 13D filed on January 7, 2019. Represents shares of our common stock beneficially owned by Pioneer. The shares of our common stock are directly owned by Pioneer Natural Resources Pumping Services LLC, a wholly owned subsidiary of Pioneer Natural Resources USA, Inc., which is a wholly owned subsidiary of Pioneer. The address of Pioneer and its subsidiaries is 5205 N. O’Connor Blvd., Suite 200, Irving, Texas 75039-3746.

(3)
Based on a Schedule 13G filed on February 4, 2020. Represents shares of our common stock held by BlackRock, Inc. and certain of its affiliates, referred to collectively as BlackRock. BlackRock has sole voting power over 12,819,233 shares and sole dispositive power over 13,105,996 shares. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

(4)
Based on a Schedule 13G Filed on April 3, 2020. Represents (i) 10,000,000 shares over which THRC Holdings, LP has shared voting power, and has shared dispositive power over 10,000,000 shares. The address for THRC Holdings, LP is 17018 IH 20, Cisco, Texas 76437.

(5)
Based on a Schedule 13G Filed on February 12, 2020. Represents (i) 132,418 shares over which The Vanguard Group has sole voting power (ii) 12,081 shares over which The Vanguard Group has shared voting power, (iii) 8,742,895 over which The Vanguard Group has sole dispositive power, and (iv) 132,092 over which The Vanguard Group has shared dispositive power. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 120,011 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 24,488 shares as a result of its serving as investment manager of Australian investment offerings. The address for these entities is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)
For each officer and director, includes shares of common stock that are issuable pursuant to options that are currently exercisable or exercisable within 60 days, and RSUs that are eligible to vest within 60 days.

(7)
Mr. Redman resigned from his position as Chief Executive Officer on March 13, 2020. Includes 371,200 shares of the Company’s common stock pledged by Mr. Redman pursuant to a pledge agreement dated January 18, 2017, as amended by a letter agreement dated August 18, 2020.

(8)
Mr. Smith ceased serving as an executive officer on March 13, 2020, but serves as a Special Advisor to the Chief Executive Officer.

(9)
Mr. Howell resigned from his position as General Counsel and Corporate Secretary on August 30, 2019. Based on information set forth in a Form 4 filed with the SEC on June 11, 2019.

(10)
Mr. Denholm resigned from his position as Chief Accounting Officer on October 3, 2019. Based on information set forth in a Form 4 filed with the SEC on June 11, 2019.

Executive Officers
Our executive officers serve at the direction of our Board. All of our executive officers and certain other key officers are listed in the following table, and certain information concerning those officers, except for Mr. Gobe, who is a member of the Board, follows the table:
Name	Age	Position with ProPetro Holding Corp.	Executive Officer Since
Phillip A. Gobe(1)	67	Chief Executive Officer and Chairman of the Board	2019
Darin G. Holderness	56	Chief Financial Officer	2019
David Sledge	63	Chief Operating Officer	2011
Newton W. “Trey” Wilson III	69	General Counsel and Corporate Secretary	2019
Elo Omavuezi	38	Chief Accounting Officer	2019
Samuel D. Sledge(2)	33	Chief Strategy and Administrative Officer	2020
Adam Muñoz(2)	38	Senior Vice President of Operations	2020

(1)
Mr. Gobe was appointed to the Board as a director and Chairman of the Board on July 11, 2019 and was subsequently appointed to the role of Executive Chairman and principal executive officer on October 3, 2019. On March 13, 2020, Mr. Gobe assumed role of Chief Executive Officer and Chairman of the Board.

(2)
On March 13, 2020, Mr. S. Sledge and Mr. Muñoz were promoted to the positions of Chief Strategy and Administrative Officer and Senior Vice President of Operations, respectively.

Darin G. Holderness
Darin G. Holderness has served as our Chief Financial Officer since April 10, 2020 and prior to that as Interim Chief Financial Officer since October 2019. Mr. Holderness previously served as the Senior Vice President, Chief Financial Officer and Treasurer of Concho Resources Inc. (“Concho”) from May 2015 to May 2016 and served as an adviser to Concho from May 2016 to January 2017. Mr. Holderness previously served as the Senior Vice President and Chief Financial Officer of Concho from October 2012 to May 2015, the Senior Vice President, Chief Financial Officer and Treasurer from October 2010 to October 2012 and was the Vice President — Chief Financial Officer and Treasurer from August 2008 to October 2010. From May 2008 until August 2008, Mr. Holderness was employed by Eagle Rock Energy Partners, L.P. as Senior Vice President and Chief Financial Officer. From November 2004 until May 2008, Mr. Holderness served as Vice President and Chief Accounting Officer of Pioneer Natural Resources Company. Mr. Holderness currently serves as the Chairman of the board of directors and Chairman of the audit committee of Penn Virginia Corporation. Mr. Holderness holds a Bachelor of Business Administration degree in Accounting from Boise State University and is a Certified Public Accountant.
David Sledge
David Sledge has served as our Chief Operating Officer since 2011. Mr. Sledge has over 40 years of experience in the energy services industry, Mr. Sledge served on the Board of Directors for Comstock Resources, Inc. from 1996 to 2018. Prior to joining ProPetro Mr. Sledge was Vice President-Drilling for Basic Energy Services from 2007 to 2009. Mr. Sledge was President and Chief Operating Officer of Sledge Drilling Corp., which was sold to Basic Energy Services in 2007. Mr. Sledge received a B.B.A. in Management from Baylor University.
Newton W. “Trey” Wilson III
Trey Wilson has served as our General Counsel and Corporate Secretary since September 2019. Mr. Wilson served as the Chief Executive Officer of WLP/Westex Well Services & Wilson Systems from April 2018 to September 2019. Mr. Wilson previously served as the President and Chief Executive Officer of MBI Energy Services from July 2016 to March 2018. From 2005 to May 2015, Mr. Wilson served in various roles for Key Energy Services, Inc., including Executive Vice President and Chief Operating Officer and, prior to that, Senior Vice President, General Counsel and Secretary. Mr. Wilson also served as Senior Vice President, General Counsel and Secretary of Forest Oil Corporation from 2000 to 2005. Mr. Wilson has graduated from the Harvard Business School Executive Leadership Program, holds a Bachelor of Business Administration from Southern Methodist University, and holds a Juris Doctor from the University of Texas.
Elo Omavuezi
Elo Omavuezi has served as our Chief Accounting Officer since October 2019. Mr. Omavuezi previously served as the Director of Financial Reporting and Technical Accounting of the Company from April 2017 to October 2019. Prior to that, Mr. Omavuezi had over 10 years of accounting, internal controls and management experience serving publicly listed companies in the oilfield service and construction industries during his time with Deloitte. Mr. Omavuezi was previously employed by Deloitte as an Audit Manager from June 2014 to April 2017 and an Audit Senior from January 2007 to April 2014. Mr. Omavuezi holds a Bachelor of Science in Accounting from the University of Benin and a Master’s degree in Finance and Investment with Distinction from Brunel University and is a Certified Public Accountant.
Samuel D. Sledge
Samuel D. Sledge has served as our Chief Strategy and Administrative Officer since March 2020. Mr Sledge has significant experience with ProPetro having joined the Company in 2011. Mr. Sledge has served in various capacities throughout his tenure such as a Frac Technical Specialist and Technical Operations Manager where his duties included quality control, planning and logistics, and the development of the engineering program. Mr. Sledge has most recently served as the Vice President of Finance, Corporate Development, and Investor Relations where his responsibilities included financial planning and analysis, strategic initiatives and investor relations. Mr. Sledge received a Bachelor of Business Administration and a Masters of Business Administration from Baylor University.

Adam Muñoz
Adam Muñoz has served as our Senior Vice President of Operations since March 2020. Mr. Muñoz joined the Company in 2010 to initiate ProPetro’s Permian pressure pumping operation. Prior to joining ProPetro, Mr. Muñoz held sales and operations roles at Frac Tech Services and Weatherford International. Since joining ProPetro, Mr. Muñoz has served as the Director of Business Development and Technical Services where he was responsible for overseeing the growth of the hydraulic fracturing operations as well as managing the department’s day-to-day technical services. Mr. Muñoz has most recently served as the Vice President of Frac Services where his duties included leading the hydraulic fracturing division through specific efforts to increase operational efficiencies and maximize financial productivity. Mr. Muñoz received a Bachelor of Business Marketing from the University of Texas at the Permian Basin.

PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are asking stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement. As described above in “Compensation Discussion and Analysis,” the Compensation Committee has structured our executive compensation program to achieve the following key objectives:
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Reward our Named Executive Officers for exceptional performance and ensure there is accountability for poor performance.

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Align the interests of our Named Executive Officers with those of our Shareholders.

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Provide flexibility to respond to changing circumstances.

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Ensure the compensation we provide our Named Executive Officers is industry-competitive so that we can attract, retain and motivate talented executives with the experience and skills necessary for our success.

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Design a compensation program that is internally consistent and equitable.

We urge stockholders to read the section entitled “Compensation Discussion and Analysis” beginning on page 19 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the section entitled “Executive Compensation” and the compensation tables and narrative included therein beginning on page 33, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has and will contribute to the Company’s recent and long-term success.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the annual meeting:
RESOLVED, that the stockholders of ProPetro Holding Corp. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2020 annual meeting.
Vote Required
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, online or by proxy, and entitled to vote is required to approve this Proposal No. 2. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 2. Broker non-votes will have no effect on Proposal No. 2.
We currently intend to hold the next non-binding advisory vote to approve the compensation of our Named Executive Officers at our 2021 annual meeting of stockholders, unless our Board modifies its policy of holding this vote on an annual basis.
Board Recommendation
The Board unanimously recommends a vote “FOR” this Proposal No. 2.

PROPOSAL 3
APPROVAL OF THE PROPETRO HOLDING CORP.
2020 LONG TERM INCENTIVE PLAN
The use of equity-based awards under the Existing LTIP has been a key component of our compensation program since its adoption in 2017. The ability to grant equity-based compensation awards is critical to attracting and retaining highly qualified individuals. The Board believes that it is in the best interest of our shareholders for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions and to align their interests with those of our future shareholders.
The Board has determined that the current number of shares available for grant under the Existing LTIP (which is our only active equity-based plan) is not sufficient to meet the objectives of our compensation program going forward. Accordingly, the Board has adopted, subject to shareholder approval, and proposes that our shareholders approve the 2020 LTIP in order to increase the number of shares of our common stock available for future grants, as described below.
At the 2020 annual meeting, our shareholders will be asked to approve the 2020 LTIP. If approved by our shareholders, the 2020 LTIP will be effective as of the date of the 2020 annual meeting, and no further awards will be granted under the Existing LTIP as of that date. If the proposed 2020 LTIP is not approved by our shareholders, then the Existing LTIP will remain in effect. Whether the 2020 LTIP is approved by our shareholders or not, each award granted under the Existing LTIP will continue to be subject to the terms and provisions applicable to such award under the applicable award agreement and the Existing LTIP.
Background and Purpose of the Proposal
The Existing LTIP authorizes awards to be granted covering up to 5,800,000 shares of our common stock, subject to adjustment in accordance with the terms of the Existing LTIP upon certain changes in capitalization and similar events. As of December 31, 2019, there were approximately 3,227,592 shares of our common stock available for new awards under the Existing LTIP (counting performance-based awards at the target payout level). The Company will not grant any future awards under the Existing LTIP if the 2020 LTIP is approved by our shareholders at the annual meeting.
On August 14, 2020, subject to approval by our shareholders, the Board determined that it is in the Company’s best interest to adopt the 2020 LTIP, pursuant to which 4,650,000 shares of our common stock are authorized for issuance, subject to the share recycling and adjustment provisions of the 2020 LTIP described below. The number of shares authorized for issuance under the 2020 LTIP is expected to provide flexibility to enable the continued use of stock-based compensation consistent with the objectives of our compensation program for approximately two to three years (based on our historical grant practices) while attempting to minimize dilution to our shareholders. The actual length of time that the 2020 LTIP share pool will support our incentive compensation program will depend on numerous factors that cannot be fully anticipated by us at this time including our share price, executive retention rate, and changes in compensation practices of companies with which we compete for executive talent.
For additional information regarding stock-based awards previously granted by us under the Existing LTIP, please see Note 14 to our consolidated financial statements on Form 10-K for the year ended December 31, 2019. As of August 26, 2020, there were 100,898,445 shares of our common stock outstanding. The closing price per share of common stock on the New York Stock Exchange as of August 26, 2020 was $6.12.
The proposed 2020 LTIP is included as Appendix A hereto. If our shareholders approve this Proposal No. 3, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the shares available for delivery under the 2020 LTIP.
Summary of the 2020 LTIP
The following summary provides a general description of the material features of the 2020 LTIP but is not a complete description of all provisions of the 2020 LTIP and is qualified in its entirety by reference to the full text of the 2020 LTIP included as Appendix A, which is incorporated by reference into this Proposal

No. 3. The purpose of the 2020 LTIP is to attract, retain and motivate qualified persons as employees, directors and consultants of the Company and its affiliates. The 2020 LTIP also provides a means through which such persons can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its affiliates.
The 2020 LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”); (ii) stock options that do not qualify as ISOs (“Nonstatutory Options,” and together with ISOs, “Options”); (iii) stock appreciation rights (“SARs”); (iv) restricted stock awards (“Restricted Stock Awards”); (v) restricted stock units (“Restricted Stock Units” or “RSUs”); (vi) awards of vested stock (“Stock Awards”); (vii) dividend equivalents; (viii) other stock-based or cash awards; and (ix) substitute awards (“Substitute Awards” and together with Options, SARs, Restricted Stock Awards, RSUs, Stock Awards, dividend equivalents and other stock-based or cash awards, the “Awards”).
Key features of the 2020 LTIP include:
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No awards will be granted under the Existing LTIP following the 2020 annual meeting if the 2020 LTIP is approved by our shareholders;

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No automatic Award grants are promised to any eligible individual;

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Shares (i) withheld or surrendered in payment of the exercise or purchase price or taxes related to an Option or SAR or (ii) repurchased on the open market with the proceeds from the exercise price of an Option, in each case, granted under the 2020 LTIP, will not be available for new Awards under the 2020 LTIP;

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Shares (i) withheld or surrendered in payment of the exercise or purchase price related to a stock option or stock appreciation right that is an Existing Award (as defined below), (ii) repurchased on the open market with the proceeds from the exercise price of a stock option that is an Existing Award, or (iii) withheld or surrendered to satisfy a tax withholding obligation with respect to any Existing Award, will not be available for new Awards under the 2020 LTIP;

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Awards assumed by a successor in connection with a change in control will not vest solely as a result of the change in control;

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No Section 280G gross-ups;

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No evergreen for the share reserve;

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Ten year term;

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Except as permitted in the grant of Substitute Awards, no discounted options or related Awards may be granted;

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No repricing, replacement or re-granting of Options, SARS or other stock awards without shareholder approval if the effect would be to reduce the exercise price of the Award (except in the event of certain equitable adjustments or a change in control, as further described below);

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Any Award (or portion thereof) granted under the 2020 LTIP will vest no earlier than the first anniversary of the date the Award is granted (subject to an exception equal to no more than 5% of the shares reserved for issuance under the 2020 LTIP);

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Awards are subject to potential reduction, cancellation or forfeiture pursuant to any clawback policy adopted by the Company;

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Awards are generally non-transferrable;

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Meaningful annual limits on total director compensation; and

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Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.

Eligibility to Participate
Employees, non-employee directors and other service providers of the Company and its affiliates are eligible to receive awards under the 2020 LTIP. Eligible individuals to whom an Award is granted under the

2020 LTIP are referred to as “Participants.” As of August 26, 2020, the Company and its affiliates have approximately six executive officers, six non-employee directors, 979 employees and zero other service providers who will be eligible to participate in the 2020 LTIP. The Company engages consultants from time to time who could be eligible for awards, hence this number may change during the life of the 2020 LTIP.
Securities to be Offered
Subject to adjustment, in the event of any distribution, recapitalization, stock split, merger, consolidation or other corporate event, the aggregate number of shares of our common stock that may be issued pursuant to Awards under the 2020 LTIP is equal to 4,650,000, and all such shares will be available for issuance upon the exercise of ISOs. The number of shares that may be issued pursuant to the 2020 LTIP is also subject to the share recycling and adjustment provisions described below.
If all or any portion of an Award, including an award granted under the Existing LTIP that is outstanding as of the effective date of the 2020 LTIP (an “Existing Award”), expires or is cancelled, forfeited, exchanged, settled for cash or otherwise terminated without the actual delivery of shares, any shares subject to such Award or Existing Award will again be available for new Awards under the 2020 LTIP. As of August 26, 2020, there were 3,897,746 Existing Awards outstanding (counting performance-based awards at the maximum payout level) and thus a maximum of 3,897,746 shares of our common stock could become available for new Awards under the 2020 LTIP in addition to the 4,650,000 shares reserved under the 2020 LTIP in the unlikely event that all Existing Awards are cancelled, forfeited, exchanged, settled for cash or otherwise terminated without delivery of shares following the adoption of the 2020 LTIP.
Any shares withheld or surrendered in payment of any taxes relating to Awards granted under the 2020 LTIP (other than Options or SARs) will be again available for new Awards under the 2020 LTIP. However, any shares (i) withheld or surrendered in payment of the exercise or purchase price or taxes related to an Option or SAR or (ii) repurchased on the open market with the proceeds from the exercise price of an Option, in each case, granted under the 2020 LTIP, will not be available for new Awards under the 2020 LTIP. Further, shares (x) withheld or surrendered in payment of the exercise or purchase price related to a stock option or stock appreciation right that is an Existing Award, (y) repurchased on the open market with the proceeds from the exercise price of a stock option that is an Existing Award, or (z) withheld or surrendered to satisfy a tax withholding obligation with respect to any Existing Award, will not be available for new Awards under the 2020 LTIP.
Director Compensation Limits
Under the 2020 LTIP, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $500,000. Additional cash amounts or Awards may be paid for any calendar year in which a non-employee director (i) first joins the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or non-executive Chairman of the Board. The limit on non-employee director compensation described above does not apply to compensation paid for any period in which the individual served as our employee or an employee of our affiliates or was otherwise providing services to us or our affiliates other than in the capacity as a director.
Administration
The Board (or a committee of two or more directors appointed by the Board) will administer the 2020 LTIP (as applicable, the “Administrator”). Subject to the terms of the 2020 LTIP and applicable law, the Administrator has broad authority to select Participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the 2020 LTIP. Subject to applicable law, the Administrator is also authorized to interpret the 2020 LTIP, to establish, amend and rescind any rules and regulations relating to the 2020 LTIP, to delegate duties under the 2020 LTIP, to terminate, modify or amend the 2020 LTIP (except for certain amendments that require stockholder approval as described below), and to make any other determinations that it deems necessary or desirable for the administration of the 2020 LTIP. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the 2020 LTIP in the manner and to the extent the Administrator deems necessary or desirable.

Source of Shares
Shares of our common stock issued under the 2020 LTIP may come from authorized but unissued shares, from treasury stock held by the Company or from previously issued shares of our common stock reacquired by the Company, including shares purchased on the open market.
Prohibition on Repricing
Except as may be related to Substitute Awards or in the event of certain equitable adjustments or a change in control, as described in the 2020 LTIP, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price or grant price, (iii) exchange any Option or SAR for Stock, cash or other consideration when the exercise price or grant price per share of stock under such Option or SAR exceeds the fair market value of a share of our common stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which our common stock is listed.
Awards Under the 2020 LTIP
Options
An Option represents a right to purchase our common stock at a fixed exercise price. The Company may grant Options to eligible persons including: (i) ISOs which comply with the requirements of Section 422 of the Code; and (ii) Nonstatutory Options. The exercise price of each Option granted under the 2020 LTIP will be stated in the option agreement and may vary; however, the exercise price for an Option must not be less than the fair market value per share of our common stock as of the date of grant (or 110% of the fair market value for certain ISOs). Options may be exercised as the Administrator determines, but not later than 10 years from the date of grant. The Administrator determines the methods and form of payment for the exercise price of an Option (including, in the discretion of the Administrator, payment in shares of our common stock, other Awards or other property) and the methods and forms in which our common stock will be delivered to a Participant.
SARs
A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR, payable in either cash or shares of our common stock or any combination thereof as determined by the Administrator. The grant price of a share of our common stock subject to the SAR will be determined by the Administrator, but in no event will that grant price be less than the fair market value of a share of our common stock on the date of grant. The Administrator has the discretion to determine the other terms and conditions of a SAR award.
Restricted Stock Awards
A Restricted Stock Award is a grant of shares of our common stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of an Award Agreement, the holder of a Restricted Stock Award will generally have rights as a stockholder, including the right to vote the common stock subject to the Restricted Stock Award and to receive dividends on the common stock subject to the Restricted Stock Award during the restriction period (subject to limitations on payment of dividends on unvested Awards, as described below). Common stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. In addition, any cash dividends will be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends were paid and will not be paid unless and until such Restricted Stock has vested and been earned.

RSUs
RSUs are rights to receive our common stock, cash, or a combination of both equal in value to the number of shares of our common stock covered by the RSUs at the end of a specified period or upon the occurrence of a specified event. The Administrator will subject RSUs to restrictions to be specified in the Award Agreement, and those restrictions may lapse at such times or upon such conditions determined by the Administrator.
Stock Awards
The Administrator is authorized to grant vested common stock as a Stock Award as a bonus, as additional compensation, or in lieu of cash compensation the individual is otherwise entitled to receive.
Dividend Equivalents
Dividend equivalents entitle a Participant to receive cash, shares of our common stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of our common stock. Dividend equivalents must be awarded in connection with another Award (other than a Restricted Stock Award or Stock Award). The terms and conditions applicable to dividend equivalents will be determined by the Administrator and set forth in an Award Agreement, provided, however, that dividend equivalents will be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such dividends accrue and will not be paid unless and until such Award has vested and been earned.
Other Stock-Based or Cash Awards
Other stock-based Awards are awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of our common stock. Cash awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other Award.
Substitute Awards
The Company may grant Awards in substitution for any other Award granted under the 2020 LTIP or another plan of the Company or its affiliates or any other right of a person to receive payment from the Company or its affiliates. Awards may also be granted in substitution for awards held by individuals who become eligible individuals as a result of certain business transactions, in which case, (i) subject to applicable stock exchange requirements, shares of our common stock subject to such Awards will not be added to or subtracted from the number of shares of our common stock authorized to be granted under the 2020 LTIP and (ii) any Options or SARs so granted may have an exercise price per share that is less than the fair market value of a share of our common stock on the date of substitution if the substitution complies with the requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder and other applicable laws.
Other Provisions
Dividends and Dividend Equivalents
Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.
Recapitalization
In the event of any “equity restructuring” event (such as a stock dividend, stock split, reverse stock split or similar event) with respect to our common stock, the Administrator will equitably adjust (i) the aggregate number or kind of shares that may be delivered under the 2020 LTIP, (ii) the number or kind of shares or amount of cash subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals, and (iv) the applicable share-based limitations with respect to Awards provided in the 2020 LTIP, in each case to equitably reflect such event.
Change in Control
The 2020 LTIP does not provide for the automatic acceleration of vesting of outstanding awards upon a change in control event solely with respect to the occurrence of the change in control unless the successor company fails to assume or replace the awards in connection with that change in control event. If the successor company does assume the awards, unless the individual award agreement provides otherwise, then vesting of the award will be accelerated in the event of an involuntary termination that occurs in connection with or twelve months following the change in control.
Tax Withholding
The Company and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions of an Award. The Administrator will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, our common stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Administrator deems appropriate.
Limitations on Transfer of Awards
Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Award, other than a Stock Award. Options and SARs may only be exercised by a Participant during that Participant’s lifetime or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. Notwithstanding these restrictions, to the extent specifically provided by the Administrator, a Participant may assign or transfer, without consideration, an Award, other than an ISO, on such terms and conditions as the Administrator may from time to time establish; however, no Award (other than a Stock Award, which is a fully vested share of our common stock) may be transferred to a third-party financial institution for value.
All shares of our common stock subject to an Award and evidenced by a stock certificate may contain a legend restricting the transferability of the shares pursuant to the terms of the 2020 LTIP, which can be removed once the restrictions have terminated, lapsed or been satisfied. If shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such shares.
Clawback
All Awards under the 2020 LTIP will be subject to any clawback policy adopted by the Company, as in effect from time to time.
Plan Amendment and Termination
The Administrator may amend or terminate any Award or Award Agreement or amend the 2020 LTIP at any time and the Board may amend or terminate the 2020 LTIP at any time; however, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. As discussed in more detail above, the Administrator does not have the authority, without the approval of stockholders to amend any outstanding Option or SAR to reduce its exercise price per share or take any other action that would be considered a repricing under the applicable exchange listing standards. Without the consent of an affected Participant, no action by the Administrator or the Board to amend or terminate any Award, Award Agreement or the 2020 LTIP, as applicable, may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.
Term of the 2020 LTIP
If our shareholders approve this proposal, the 2020 LTIP will become effective as of the date of the 2020 annual meeting. Unless earlier terminated by action of the Board, the 2020 LTIP will terminate on the tenth anniversary of the 2020 annual meeting. Awards granted before the termination date of the 2020 LTIP will continue to be effective according to their terms and conditions.
Federal Income Tax Consequences
The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the 2020 LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the 2020 LTIP may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of our common stock on the date of grant (which may only be granted in limited circumstances in connection with a transaction), SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the 2020 LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.
Tax Consequences to Participants
Options and SARs
Participants will not realize taxable income upon the grant of an Option or SAR. Upon the exercise of a Nonstatutory Option or an SAR, a Participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the common stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.
Under current rulings, if a Participant transfers previously held shares of our common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.
The 2020 LTIP generally prohibits the transfer of Awards, but the 2020 LTIP allows the Administrator to permit the transfer of Awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.
The IRS has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2020, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Restricted Stock Awards; RSUs; Stock Awards; Other Stock-Based or Cash Awards
A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our common stock in settlement of the RSU, as applicable, in an amount equal to the cash or the fair market value of the common stock received.
A recipient of a Restricted Stock Award or Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock Award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
Tax Consequences to the Company
Reasonable Compensation
In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments
Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2020 LTIP could also be limited by the golden parachute rules of Section 280G, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Compensation of Covered Employees
The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the 2020 LTIP could be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000.
New Plan Benefits
The future awards, if any, that will be made to eligible persons under the 2020 LTIP are subject to the discretion of the Administrator, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors is not currently determinable. Therefore, a New Plan Benefits Table is not provided.
Equity Compensation Plan Information
The following table sets forth our issuance of awards under the Stock Option Plan and the Existing LTIP as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,435,926	$5.03	3,227,592
Equity compensation plans not approved by security holders	—	—	—
Total	5,435,926	$5.03	3,227,592

(1)
Includes 3,622,763 option awards under the Stock Option Plan, and 677,325 option awards, 613,217 RSU awards and 522,621 PSU awards (assuming achievement of target payout of 100%) that have been granted under the Existing LTIP. The weighted average exercise price in column (b) does not take the RSU awards or PSU awards into account.

Consequences of Failing to Approve the Proposal
The 2020 LTIP will not be implemented unless approved by our shareholders. If the 2020 LTIP is not approved by the Shareholders, the Existing LTIP will remain in effect, and the Company will continue to grant awards under the Existing LTIP until the share reserve under the Existing LTIP is exhausted or the term of the Existing LTIP expires. Once the remaining share reserve is exhausted, the Company may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that the Company and its affiliates can attract and retain qualified personnel.
Vote Required
The affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, online or by proxy, and entitled to vote is required to approve this Proposal No. 3. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes will have no effect on Proposal No. 3. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 3.
Board Recommendation
The Board unanimously recommends a vote “FOR” this Proposal No. 3.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2020. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2013. We are asking the stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Deloitte & Touche LLP was appointed by the Audit Committee in accordance with its charter.
In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests. The Audit Committee has pre-approved all services provided by Deloitte & Touche LLP.
It is expected that one or more representatives of Deloitte & Touche LLP will be available to participate in the 2020 annual meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representative(s) will be available to respond to appropriate questions from the stockholders.
Vote Required
The approval of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of the holders of a majority of the shares represented at the meeting, online or by proxy, and entitled to vote. As a result, abstentions will have the same effect as votes against this proposal. We do not expect any broker non-votes in connection with this proposal.
Board Recommendation
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

OTHER MATTERS
Certain Relationships and Related Party Transactions
Related Party Transactions
Corporate Office Building
The Company rents its corporate office building and the associated real property from PD Properties, an entity which Dale Redman (our Former Chief Executive Officer) has an equity interest. The rent expense on our corporate office building is approximately $0.1 million per year. During the year ended December 31, 2019, the Company incurred costs of approximately $1.6 million for improvements made to our corporate office building that we rent. In April 2020, the Company acquired the corporate office building and associated real property for approximately $1.5 million.
Operations and Maintenance Yards
The Company also rents five yards from South Midkiff Partners, LLC, an entity jointly owned by Dale Redman, David Sledge (our Chief Operating Officer), Jeff Smith (our Former Chief Financial Officer), and Spencer Armour (a director) and total annual rent expense for each of the five yards was approximately $0.03 million, $0.03 million, $0.1 million, $0.1 million, and $0.2 million, respectively. The Company also leased a yard from Sledge Ranches, LTD, which David Sledge has an equity interest, and with annual lease expense of approximately $0.11 million.
We lease a property adjacent to our corporate headquarters from 4 Industrial Loop Partners, LLC, an entity wholly owned by an affiliate of Bandera Ventures. We paid approximately $0.4 million under the lease for the year ended December 31, 2019 and approximately $0.2 million under the lease for the six months ended June 30, 2020. The lease has a remaining term of approximately four years. Mr. Blackwell, one of our former directors, through his approximately 33% interest in Bandera Ventures, may be deemed an indirect beneficiary of this lease.
Transportation and Equipment Rental
For the year ended December 31, 2019, the Company incurred costs for transportation services with Double T Aviation, LLC, an entity in which Dale Redman has an equity interest, of approximately $0.2 million.
The Company also rented equipment in Elk City, Oklahoma for our flowback operations from PD Properties, an entity which Dale Redman has an equity interest. For the year ended December 31, 2019, the Company incurred and paid approximately $0.2 million. This rental arrangement was terminated in January 2020.
Executive Officer Family Members
Jordan Frosch is our Vice President of Sales and Marketing and the son-in-law of Dale Redman. Mr. Frosch received total compensation of approximately $469,000 for his services for the year ended December 31, 2019 (including $369,000 cash compensation and $73,000 non-cash equity compensation), and $138,000 for his services for the six months ended June 30, 2020 (including $118,000 cash compensation and $20,000 non-cash equity compensation).
Samuel D. Sledge is our Chief Strategy and Administrative Officer and the son of David Sledge. Samuel D. Sledge received total compensation of approximately $627,000 for his services for the year ended December 31, 2019 (including $568,000 cash compensation and $59,000 non-cash equity compensation), and $371,000 for his services for the six months ended June 30, 2020 (including $356,000 cash compensation and $15,000 non-cash equity compensation).
David Sledge, our Chief Operating Officer, and Samuel D. Sledge, our Chief Strategy and Administrative Officer, have a family relationship with an officer of Gravity Oilfield Services, who is an equipment rental vendor to the Company. The total equipment rental services provided by Gravity Oilfield Services to the

Company was approximately $177,000 for the year ended December 31, 2019 and approximately $5,000 for the six months ended June 30, 2020.
Newton W. Wilson III, our General Counsel and Corporate Secretary, has a family relationship with an officer of Concho, who is a customer of the Company. The services provided to Concho were approximately $527,000 for the year ended December 31, 2019. The Company did not provide any services to Concho for the six months ended June 30, 2020.
Adam Muñoz, our Senior Vice President of Operations, has a family relationship with an officer of Pro Pump Inc., an entity that provides equipment maintenance and repair services to the Company. The Company incurred approximately $3 million for the year ended December 31, 2019 and approximately $0.3 million for the six months ended June 30, 2020 for equipment maintenance and repair services from Pro Pump Inc.
Adam Muñoz, our Senior Vice President of Operations, also has a family relationship with an employee of J&M Burns Transportation, an entity that provides transportation services to the Company. The employee receives a portion of his compensation from J&M Burns Transportation based on the amount of services sold by him to customers, including the Company. The Company incurred approximately $5.5 million in expense for the six months ended June 30, 2020 for services provided to the Company by J&M Burns Transportation.
Morgan Stovall was our former Corporate Controller and the daughter of Jeffrey D. Smith. Ms. Stovall received total compensation of approximately $438,000 for her services during the year ended December 31, 2019 (including $409,000 cash compensation and $29,000 non-cash equity compensation).
Pioneer
On December 31, 2018, we consummated the purchase of certain pressure pumping assets and real property in connection with the Pioneer Pressure Pumping Acquisition. In connection with the consummation of the Pioneer Pressure Pumping Acquisition and effective January 1, 2019, we became a long-term service provider to Pioneer, providing pressure pumping and related services for a term of up to ten years. Revenue from services provided to Pioneer was approximately $524.2 million for the year ended December 31, 2019 and approximately $191.6 million for the six months ended June 30, 2020. The Company reimbursed Pioneer approximately $4.2 million during 2019 and approximately $2.7 million during the six months ended June 30, 2020 for our portion of the retention bonuses paid to former Pioneer employees that were subsequently employed by the Company in connection with the Pioneer Pressure Pumping Acquisition.
Sand Supply Agreement
In November 2017, we entered into a five-year extension to an existing sand supply agreement to provide Texas-sourced frac sand (“Texas sand”). Texas sand provided under the supply agreement will primarily be sourced from a mine located on land owned by entity in which Dale Redman owns a 44% noncontrolling equity interest. Accordingly, Mr. Redman may be considered an indirect beneficiary of payments made under the lease between our supplier and the landowner. The supply agreement was negotiated by officers of the Company without the involvement of Mr. Redman, and reviewed and approved by the Audit Committee pursuant to its authority under our Related Party Transaction Policy. In considering the approval of the supply agreement, the Audit Committee retained independent legal and commercial expertise to assist in the evaluation of the agreement’s commercial terms. Following its evaluation, the Audit Committee determined that the pricing and other provisions of the agreement reflected market terms, that the agreement reflected an arm’s length negotiation, and that entry into the agreement was advisable and in the best interests of the Company. For the year ended December 31, 2019, the Company purchased approximately $44.3 million of Texas sand under the supply agreement, and Mr. Redman was an indirect beneficiary of approximately $1.5 million in royalty payments. For the six months ended June 30, 2020, the Company purchased approximately $6.2 million of Texas sand under the supply agreement, and Mr. Redman was an indirect beneficiary of approximately $0.2 million in royalty payments.
Policies and Procedures for Related Party Transactions
Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates, among others, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to the Audit Committee chair any such related person transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, the extent of the related party’s interest in the transaction and the conflicts of interest and corporate opportunity provisions of our certificate of incorporation. If we should discover related person transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, revision or termination of such transaction.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.
Messrs. Armour, Douglas, Mitchell, Best, Moore, Blackwell and Beal each failed to timely file a required report on Form 4 relating to the grant of RSUs following our 2019 annual meeting. Mr. Omavuezi timely filed a required report on Form 3, but inadvertently reported shares of common stock, which were delivered upon the vesting and settlement of RSUs that vested prior to the date of filing of the Form 3, as RSUs in Table II of the Form 3. Other than listed above, to our knowledge, our executive officers, directors and greater than 10% beneficial owners timely filed all other required Section 16(a) reports during the fiscal year ended December 31, 2019.
Other Matters
A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on August 26, 2020 without charge by calling Investor Relations at (432) 688-0012 or writing to the address below:
ProPetro Holding Corp.
P.O. Box 873
Midland, Texas 79702
Attn: General Counsel and Corporate Secretary
A reasonable fee will be charged for copies of exhibits. You may also access our Annual Report on Form 10-K for the year ended December 31, 2019 and our other filings with the SEC at www.propetroservices.com.
The persons designated to vote shares covered by our Board’s proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.
Deadline for Receipt of Stockholder Proposals
If you want to present a proposal of business or nominate persons for election to the Board at the 2021 annual meeting of stockholders or nominate a person for election to the Board at such meeting, you must give us written notice no later than the close of business on June 9, 2021 and no earlier than the opening of business on May 10, 2021, and follow the procedures outlined in our Bylaws. You may request a copy of the provisions of the Bylaws governing the requirements for notice at the below address. If the date of the 2021 annual meeting of stockholders is more or less than 30 days from October 22, 2021, the one year anniversary of the 2020 annual meeting of stockholders, your notice of a proposal will be timely if we receive it no earlier than the opening of business on the 120th day before the actual date of such meeting and no later than the later of (i) the close of business on the 90th day before the actual date of such meeting and (ii) the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public. SEC rules permit management to vote proxies in its discretion in certain cases if a stockholder does not comply with this deadline and, in certain other cases notwithstanding a stockholder’s compliance with this deadline.
If you wish to submit a proposal to be considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, you must submit the proposal so that it is received by May 10, 2021. If the date of the 2021 annual meeting of stockholders is more than 30 days from October 22, 2021, the one-year anniversary date of the 2020 annual meeting of stockholders, a notice will be timely if we receive it a reasonable time before we begin to print and send our proxy materials for such meeting.
In each case, your notice should be sent in writing to our General Counsel and Corporate Secretary at our principal executive offices at 1706 S. Midkiff, Midland, Texas 79701.

PROPETRO HOLDING CORP.

PROXY FOR ANNUAL MEETING TO BE HELD ON OCTOBER 22, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints each of Phillip A. Gobe and Newton W. Wilson III as attorney and proxy for the undersigned, with the power to appoint his substitute, to represent and to vote all the shares of common stock of PROPETRO HOLDING CORP. (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held via virtual-only meeting format on Thursday, October 22, 2020 at 10:00 A.M. Central Time and at any postponements, continuations or adjournments thereof (the "Annual Meeting").

In their discretion, the proxies are authorized to vote upon (i) the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (ii) any matter that the Board of Directors of the Company did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (iii) any other matter that may properly come before the Annual Meeting or any postponements, continuations or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees set forth in PROPOSAL 1 and "FOR" PROPOSALS 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT — This Proxy must be signed and dated on the reverse side.)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Please mark your votes like this ☒

The Board of Directors recommends a vote FOR all nominees in Proposal 1.

Vote on Proposals		Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees
1. Election of Directors		☐	☐
01 Phillip A. Gobe	05 Michele V. Choka		
02 Spencer D. Armour	06 Alan E. Douglas		
03 Mark S. Berg	07 Jack B. Moore		
04 Anthony J. Best			

To withhold authority to vote for any individual nominee(s), mark "Vote FOR all nominees (except as marked)" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

2. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers.
   ☐ FOR ☐ AGAINST ☐ ABSTAIN
3. To approve the ProPetro Holding Corp. 2020 Long Term Incentive Plan.
   ☐ FOR ☐ AGAINST ☐ ABSTAIN
4. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2020.
   ☐ FOR ☐ AGAINST ☐ ABSTAIN

Date: ______________________________

____
Signature

____
Signature (if held jointly)

NOTE: Please mark, date and sign this proxy card and return it in the accompanying envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Please indicate if you plan to attend this meeting ☐

CONTROL NUMBER

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▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

PROPETRO HOLDING CORP.

As a stockholder of ProPetro Holding Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on October 21, 2020.

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

www.AALVote.com/PUMP Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.